                                                                     EXHIBIT 4.3




================================================================================





                                 GREY WOLF, INC.
                                       AND
                                   GUARANTORS

                                   $75,000,000
                     8-7/8% Senior Notes due 2007, Series B



                               --------------------



                                    INDENTURE



                             Dated as of May 8, 1998



                               --------------------



                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                                     Trustee







================================================================================

                              CROSS-REFERENCE TABLE

         Reconciliation and tie between The Trust Indenture Act as amended, and The Indenture dated as of May 8, 1998.



             TIA                                                                        Indenture
           Section                                                                       Section
           -------                                                                      ---------
                     310(a)(1)  ...........................................                7.10
                        (a)(2)  ...........................................                7.10
                        (a)(3)  ...........................................                 N/A
                        (a)(4)  ...........................................                 N/A
                        (a)(5)  ...........................................                7.10
                           (b)  ...........................................              7.8; 7.10
                           (c)  ...........................................                 N/A
                        311(a)  ...........................................                7.11
                           (b)  ...........................................                7.11
                           (c)  ...........................................                 N/A
                        312(a)  ...........................................                 2.7
                           (b)  ...........................................                12.6
                           (c)  ...........................................                12.6
                        313(a)  ...........................................                 7.6
                        (b)(1)  ...........................................                 N/A
                        (b)(2)  ...........................................                 7.6
                           (c)  ...........................................              7.6, 12.5
                           (d)  ...........................................                 7.6
                        314(a)  ...........................................             4.2; 4.22;
                                                                                           12.5
                           (b)  ...........................................                 N/A
                        (c)(1)  ...........................................             12.1, 12.2
                        (c)(2)  ..........................................              12.1; 12.2
                        (c)(3)  ...........................................                 N/A
                           (d)  ...........................................                 N/A
                           (e)  ...........................................             12.1; 12.2
                           (f)  ...........................................                 N/A
                        315(a)  ...........................................                 7.1
                           (b)  ...........................................           4.22; 7.5; 12.2
                           (c)  ...........................................                 7.1
                           (d)  ...........................................                 7.1
                           (e)  ...........................................                6.11
        316(a)(last  sentence)  ...........................................                 2.9
                     (a)(1)(A)  ...........................................                 6.5
                     (a)(1)(B)  ...........................................                 6.4
                        (a)(2)  ...........................................                 N/A
                           (b)  ...........................................                 6.7
                           (c)  ...........................................                10.5
                     317(a)(1)  ...........................................              6.3; 6.8
                        (a)(2)  ...........................................                 6.9
                           (b)  ...........................................                 2.4





             TIA                                                                        Indenture
           Section                                                                       Section
           Section                                                                       Section
           -------                                                                      ---------
                        318(a)  ...........................................                12.4


                            N/A Means Not Applicable.

-------------------

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

                              TABLE OF CONTENTS





                                                                                                               Page
                                                                                                               ----


ARTICLE 1.            Definitions and Incorporation by Reference..................................................1
         SECTION 1.1.            Definitions......................................................................1
         SECTION 1.2.            Incorporation by Reference of Trust Indenture Act...............................21
         SECTION 1.3.            Rules of Construction...........................................................21

ARTICLE 2.            THE SENIOR NOTES...........................................................................22
         SECTION 2.1.            Form and Dating.................................................................22
         SECTION 2.2.            Execution and Authentication....................................................24
         SECTION 2.3.            Registrar and Paying Agent......................................................24
         SECTION 2.4.            Paying Agent to Hold Money in Trust.............................................25
         SECTION 2.5.            Computation of Interest.........................................................25
         SECTION 2.6.            Transfer and Exchange...........................................................25
         SECTION 2.7.            Holder Lists....................................................................33
         SECTION 2.8.            Replacement of Senior Notes.....................................................34
         SECTION 2.9.            Outstanding Senior Notes........................................................34
         SECTION 2.10.           Reserved........................................................................34
         SECTION 2.11.           Cancellation....................................................................34
         SECTION 2.12.           Payment of Interest; Interest Rights Preserved..................................35
         SECTION 2.13.           Authorized Denominations........................................................36
         SECTION 2.14.           CUSIP Number....................................................................36
         SECTION 2.15.           Treasury Senior Notes...........................................................36

ARTICLE 3.            Redemption.................................................................................36
         SECTION 3.1.            Notices to Trustee..............................................................36
         SECTION 3.2.            Selection of Senior Notes To Be Redeemed........................................36
         SECTION 3.3.            Notice of Redemption............................................................37
         SECTION 3.4.            Effect of Notice of Redemption..................................................38
         SECTION 3.5.            Deposit of Redemption Price.....................................................38
         SECTION 3.6.            Senior Notes Redeemed in Part...................................................38
         SECTION 3.7.            Optional Redemption.............................................................39

ARTICLE 4.            Covenants..................................................................................39
         SECTION 4.1.            Payment of Senior Notes.........................................................39
         SECTION 4.2.            Commission Reports..............................................................40
         SECTION 4.3.            Limitation on Indebtedness......................................................40
         SECTION 4.4.            Limitation on Subsidiary Indebtedness and Preferred Stock.......................40
         SECTION 4.5.            Limitation on Restricted Payments...............................................41
         SECTION 4.6.            Limitations on Dividends and Other Payment Restrictions
                                 Affecting Subsidiaries..........................................................43
         SECTION 4.7.            Limitation on Asset Sales.......................................................43
         SECTION 4.8.            Limitation on Transactions with Affiliates......................................46
         SECTION 4.9.            Change of Control...............................................................47
         SECTION 4.10.           Limitation on Liens.............................................................49
         SECTION 4.11.           Limitation on Guarantees by Guarantors..........................................49
         SECTION 4.12.           Unrestricted Subsidiaries.......................................................49
         SECTION 4.13.           Limitation on Sale and Lease-Back Transactions..................................50
         SECTION 4.14.           Limitation on Line of Business..................................................50
         SECTION 4.15.           Limitation on Restrictive Covenants.............................................50



         SECTION 4.16.           Limitation on Redemptions and Other Repayments of
                                 Notes and Series A Notes........................................................50
         SECTION 4.17.           Maintenance of Office or Agency.................................................51
         SECTION 4.18.           Money for the Senior Note Payments to be Held in Trust..........................52
         SECTION 4.19.           Corporate Existence.............................................................52
         SECTION 4.20.           Maintenance of Property.........................................................52
         SECTION 4.21.           Payment of Taxes and Other Claims...............................................52
         SECTION 4.22.           Compliance Certificate; Notice of Default or Event of
                                 Default.........................................................................53
         SECTION 4.23.           Further Instruments and Acts....................................................53
         SECTION 4.24.           Prohibition on Company and Guarantors Becoming
                                 Investment Companies............................................................53
         SECTION 4.25.           Stay, Extension and Usury Laws..................................................53

ARTICLE 5             Consolidation, Merger, Conveyance, Lease or Transfer.......................................54
         SECTION 5.1.            Consolidation, Merger, Conveyance, Lease or Transfer............................54
         SECTION 5.2.            Officers' Certificate and Opinion of Counsel....................................55
         SECTION 5.3.            Substitution of Surviving Entity................................................55

ARTICLE 6             Defaults and Remedies......................................................................56
         SECTION 6.1.            Events of Default...............................................................56
         SECTION 6.2.            Acceleration....................................................................57
         SECTION 6.3.            Other Remedies..................................................................58
         SECTION 6.4.            Waiver of Past Defaults.........................................................59
         SECTION 6.5.            Control by Majority.............................................................59
         SECTION 6.6.            Limitation on Suits.............................................................59
         SECTION 6.7.            Rights of Holders to Receive Payment............................................59
         SECTION 6.8.            Collection Suit by Trustee......................................................60
         SECTION 6.9.            Trustee May File Proofs of Claim................................................60
         SECTION 6.10.           Priorities......................................................................61
         SECTION 6.11.           Undertaking for Costs...........................................................61
         SECTION 6.12.           Restoration of Rights and Remedies..............................................61
         SECTION 6.13.           Rights and Remedies Cumulative..................................................62
         SECTION 6.14.           Delay or Omission Not Waiver....................................................62

ARTICLE 7             Trustee....................................................................................62
         SECTION 7.1.            Duties of Trustee...............................................................62
         SECTION 7.2.            Rights of Trustee...............................................................63
         SECTION 7.3.            Individual Rights of Trustee....................................................64
         SECTION 7.4.            Trustee's Disclaimer............................................................64
         SECTION 7.5.            Notice of Defaults..............................................................65
         SECTION 7.6.            Reports by Trustee to Holders...................................................65
         SECTION 7.7.            Compensation and Indemnity......................................................65
         SECTION 7.8.            Replacement of Trustee..........................................................66
         SECTION 7.9.            Successor Trustee by Merger.....................................................67
         SECTION 7.10.           Eligibility; Disqualification...................................................67
         SECTION 7.11.           Preferential Collection of Claims Against Company...............................68

ARTICLE 8             Satisfaction and Discharge.................................................................68
         SECTION 8.1.            Satisfaction and Discharge......................................................68
         SECTION 8.2.            Application of Trust Money......................................................69
         SECTION 8.3.            Repayment to the Company........................................................69
         SECTION 8.4.            Reinstatement...................................................................70




ARTICLE 9             Defeasance.................................................................................70
         SECTION 9.1.            Company's Option to Effect Defeasance or Covenant
                                 Defeasance......................................................................70
         SECTION 9.2.            Defeasance and Discharge........................................................70
         SECTION 9.3.            Covenant Defeasance.............................................................71
         SECTION 9.4.            Conditions to Defeasance or Covenant Defeasance.................................71
         SECTION 9.5.            Deposited Money and U. S. Government Obligations to be
                                 Held in Trust; Miscellaneous Provisions.........................................72
         SECTION 9.6.            Repayment to Company............................................................73
         SECTION 9.7.            Reinstatement...................................................................73

ARTICLE 10            Amendments.................................................................................74
         SECTION 10.1.           Without Consent of Holders......................................................74
         SECTION 10.2.           With Consent of Holders.........................................................74
         SECTION 10.3.           Effect of Supplemental Indentures...............................................75
         SECTION 10.4.           Compliance with Trust Indenture Act.............................................75
         SECTION 10.5.           Revocation and Effect of Consents and Waivers...................................76
         SECTION 10.6.           Notation on or Exchange of Senior Notes.........................................76
         SECTION 10.7.           Trustee To Execute Supplemental Indentures......................................76
         SECTION 10.8.           Payment for Consent.............................................................77

ARTICLE 11            Guarantees.................................................................................77
         SECTION 11.1.           Guarantees......................................................................77
         SECTION 11.2.           Limitation on Liability.........................................................80
         SECTION 11.3.           Execution and Delivery of Guarantees............................................80
         SECTION 11.4.           When a Guarantor May Merge, etc.................................................80
         SECTION 11.5.           No Waiver.......................................................................81
         SECTION 11.6.           Modification....................................................................81
         SECTION 11.7.           Release of Guarantor............................................................81
         SECTION 11.8.           Execution of Supplemental Indentures for Future Guarantors......................81

ARTICLE 12            Miscellaneous..............................................................................82
         SECTION 12.1.           Compliance Certificates and Opinions............................................82
         SECTION 12.2.           Form of Documents Delivered to Trustee..........................................82
         SECTION 12.3.           Acts of Holders.................................................................83
         SECTION 12.4.           Trust Indenture Act Controls....................................................84
         SECTION 12.5.           Notices.........................................................................85
         SECTION 12.6.           Communication by Holders with Other Holders.....................................86
         SECTION 12.7.           Rules by Trustee, Paying Agent and Registrar....................................86
         SECTION 12.8.           Payments on Business Days.......................................................86
         SECTION 12.9.           GOVERNING LAW...................................................................86
         SECTION 12.10.          No Recourse Against Others......................................................86
         SECTION 12.11.          Submission to Jurisdiction; Appointment of Agent for Service
                                 of Process; Waiver of Immunities................................................86
         SECTION 12.12.          Successors......................................................................87
         SECTION 12.13.          Multiple Originals..............................................................88
         SECTION 12.14.          Table of Contents; Headings.....................................................88



EXHIBIT A             Form of Global Senior Note

EXHIBIT B-1           Form of Certificate For Exchange or Registration of Transfer
                      From U.S. Global Note To Regulation S Global Note

EXHIBIT B-2           Form of Certificate For Exchange or Registration of Transfer
                      From Regulation S Global Note To U.S. Global Note

EXHIBIT B-3           Form of Certificate For Exchange or Registration of Transfer
                      of Definitive Senior Notes

EXHIBIT B-4           Form of Certificate For Exchange or Registration of Transfer From U.S.
                      Global Note or Regulation S Permanent Global Note To Definitive Senior
                      Note

EXHIBIT C             Form of Supplemental Indenture


                  INDENTURE dated as of May 8, 1998, among Grey Wolf, Inc., a Texas corporation (the "Company"), certain of the Company's subsidiaries signatory hereto (each, a "Guarantor", collectively, the "Guarantors") and Chase Bank of Texas, National Association, a national banking association, as trustee (the "Trustee").

                                    RECITALS

                  The Company has duly authorized the creation and issuance of its 8-7/8% Senior Notes due 2007, Series B (the "Initial Senior Notes") of substantially the tenor and amount hereinafter set forth; and to provide therefor and for, if and when issued as further evidence of the Company's indebtedness and in substitution for the Initial Senior Notes pursuant to this Indenture and the Registration Rights Agreement (as defined herein), the Company's 8-7/8% Senior Notes due 2007, Series B (the "Exchange Notes," and together with the Initial Senior Notes, the "Senior Notes"), the Company has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid instrument of the Company and the Guarantors, in accordance with their respective terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Initial Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:

                                   ARTICLE 1.

                   Definitions and Incorporation by Reference

SECTION 1.1.  Definitions.

         "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a subsidiary of such specified Person.

         "Act", when used with respect to any Holder, has the meaning set forth in Section 12.3.

         "Adjusted Net Assets" of a Guarantor at any date means the amount by which the fair value of the assets and Property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date.

         "Affiliate" of any specified Person means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository that apply to such transfer and exchange.

         "Asset Sale Offer" has the meaning specified in Section 4.7(b).

         "Asset Sale Offer Purchase Date" has the meaning specified in Section 4.7(c).

         "Asset Sale Offer Purchase Price" has the meaning specified in Section 4.7(b).

         "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation or by means of a Sale and Lease-Back Transaction) by the Company or any Subsidiary to any Person other than the Company, a Guarantor or a Wholly Owned Subsidiary, in one transaction, or a series of related transactions, of
(i) any Capital Stock of any Subsidiary (except for directors' qualifying shares or certain minority interests sold to other Persons solely due to local law requirements that there be more than one stockholder, but which are not in excess of what is required for such purpose), or (ii) any other Property or assets of the Company or any Subsidiary, other than (A) sales of drill-string components and obsolete or worn out equipment in the ordinary course of business or other assets that, in the Company's reasonable judgment, are no longer used or useful in the conduct of the business of the Company and its Subsidiaries),
(B) any drilling contract, charter or other lease of Property or other assets entered into by the Company or any Subsidiary in the ordinary course of business, other than any Bargain Purchase Contract, (C) a Restricted Payment or Restricted Investment permitted under the provisions of Section 4.5 of this Indenture, (D) a Change of Control, (E) a consolidation, merger, continuance or the disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, in compliance with the provisions of Section

5.1 of this Indenture, (F) any trade or exchange by the Company or any Subsidiary of one or more drilling rigs for one or more other drilling rigs of like kind owned or held by another Person, provided that (x) the Fair Value of the rig or rigs traded or exchanged by the Company or such Subsidiary (including cash or cash equivalents to be delivered by the Company or such Subsidiary) is reasonably equivalent to the Fair Value of the drilling rig or rigs (together with cash or cash equivalents to be received by the Company or such Subsidiary) or other assets as determined by written appraisal by a nationally (or industry) recognized investment banking firm or appraisal firm and (y) such exchange is approved by a majority of the disinterested directors of the Company. An Asset Sale shall include the requisition of title to, seizure of or forfeiture of any Property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any Property or assets.

         "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, at any date of determination, the present value (discounted at the interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease (or to the first date on which the lessee is permitted to terminate such lease without the payment of a penalty) included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bank Credit Facility" means the $50,000,000 Amended and Restated Senior Secured Revolving Credit Agreement dated December 31, 1996, as amended and restated as of April 30, 1997, among the Company and Grey Wolf Drilling Company, as co-borrowers, Grey Wolf International, Inc. and Murco Drilling Corporation, as guarantors, the lending institutions party thereto, Bankers Trust Company, as agent and administrative agent, and ING (US) Capital Corporation, as co-agent and documentation agent, as from time to time amended.

         "Bargain Purchase Contract" means a drilling contract, charter or lease that provides for acquisition of Property by the other party to such agreement during or at the end of the term thereof for less than Fair Market Value thereof at the time such right to acquire such Property is granted.

         "Board of Directors" means the Board of Directors of the Company or any Subsidiary, as applicable, or any committee thereof duly authorized to act on behalf of such Board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Subsidiary, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions are authorized or obligated by law or executive order or regulation to close in The City of New York and Houston, Texas and, with respect to any payment of cash or delivery of securities, the place of such payment or delivery.

         "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP.

         "Capital Stock" in any Person means any and all shares, interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire any equity interest in such Person.

         "Cash Proceeds" means, with respect to any Asset Sale by any Person, the aggregate consideration received for such Asset Sale by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition thereof), including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof).

         "Cedel" means Cedel Bank, societe anonyme.

         "Certificated Senior Notes" means Senior Notes that are substantially in the form of the Senior Note attached hereto as Exhibit A, that do not include the information or text called for by footnotes 1, 3 and 4 thereto.

         "Change of Control" means (i) a determination by the Company that any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company other than Permitted Holders; (ii) the Company is merged with or into or consolidated with another corporation and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such a record date; (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company or the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Wholly Owned Subsidiary); (iv) the liquidation or dissolution of the Company; or (v) the first day on which a majority of the individuals who constitute the Board of Directors of the Company are not Continuing Directors.

         "Change of Control Offer" has the meaning specified in Section 4.9(a).

         "Change of Control Payment Date" has the meaning specified in Section 4.9(b)(ii).

         "Change of Control Purchase Price" has the meaning specified in Section 4.9(a).

         "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument, such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Consolidated Interest Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA of the Company and its consolidated Subsidiaries for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the applicable Transaction Date (the "Determination Period") to (ii) the aggregate Consolidated Interest Expense of the Company and its consolidated Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its consolidated Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date, provided that if the Company or any of its consolidated Subsidiaries is a party to any Interest Swap Obligation that would have the effect of changing the interest rate on any Indebtedness of the Company or any of its consolidated Subsidiaries for such four-quarter period (or a portion thereof), the resulting rate shall be used for such four-quarter period or portion thereof; provided, further, that any Consolidated Interest Expense of the Company with respect to Indebtedness incurred or retired by the Company or any of its Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such debt was incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; provided, further, that if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is attributable to such transaction, EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of the four fiscal quarters referred to in clause (i) of this definition, and if, during the same four fiscal quarters, (x) the Company or any of its consolidated Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) after the Series A Issue Date, the Company or any of its consolidated Subsidiaries shall have acquired any material assets other than in the ordinary course of business, EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis as if such acquisition had occurred on the first day of such period.

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Swap Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation calculated in accordance with the effective interest method, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends on Preferred Stock or Redeemable Stock of such Person (and Preferred Stock or Redeemable Stock of its subsidiaries if paid to a Person other than such Person or its subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its subsidiaries in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any debt of any other Person is guaranteed by such Person or any of its subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such debt, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its subsidiaries during such period and any charge related or any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its subsidiaries and as determined in accordance with GAAP. For purposes of clause (ii) above, dividend requirements attributable to any Preferred Stock or Redeemable Stock shall be deemed to be an amount equal to the amount of dividend requirements on such Preferred Stock or Redeemable Stock times a fraction, the numerator of which is one, and the denominator of which is one minus the applicable combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom, without duplication,
(i) any net income of any Unrestricted Subsidiary, except that the Company's or any Subsidiary's interest in the net income of such Unrestricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Unrestricted Subsidiary during such period to the Company or a Subsidiary as a dividend or other distribution, (ii) gains and losses, net of taxes, from Asset Sales or reserves relating thereto, (iii) the net income of any Person that is not a subsidiary or that is accounted for by the equity method of accounting which shall be included only to the extent of the amount of dividends or distributions paid to such Person or its subsidiaries, (iv) items (but not loss items) classified as extraordinary, unusual or nonrecurring (other than the tax benefit, if any, of the utilization of net operating loss carryforwards or alternative minimum tax credits), (v) the net income (but not net loss) of any Person acquired by such specified Person or any of its subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (vii) the net income (but not net loss) of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), by operation of the terms of its charter or any agreement with a Person other than with such specified Person, instrument held by a Person other than by such specified Person, judgment, decree, order, statute, law, rule or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid by such subsidiary to such Person, and
(viii) with regard to a non-Wholly Owned Subsidiary, any aggregate net income (or loss) in excess of such Person's or such subsidiary's pro rata share of such non-Wholly Owned Subsidiary's net income (or loss).

         "Consolidated Net Worth" of any Person means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its subsidiaries on a consolidated basis at such date, each item determined in accordance with GAAP, less amounts attributable to Redeemable Stock of such Person or any of its subsidiaries.

         "Continuing Director" means an individual who (i) is a member of the Board of Directors of the Company and (ii) either (A) was a member of the Board of Directors of the Company on the Series A Issue Date or (B) whose nomination for election or election to the Board of Directors of the Company was approved by vote of at least a majority of the directors then still in office who were either directors on the Series A Issue Date or whose election or nomination for election was previously so approved.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 600 Travis Street, Suite 1150, Houston, Texas 77002.

         "Covenant Defeasance" has the meaning specified in Section 9.3.

         "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in foreign currency exchange rates.

         "Default" means any event, act or condition the occurrence of which is, or after notice or the passage time or both would be, an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 2.12.

         "Defeasance" has the meaning specified in Section 9.2.

         "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "Depositary" means, with respect to the Senior Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Senior Notes, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Determination Period" has the meaning specified under clause (i) of the definition of "Consolidated Interest Coverage Ratio."

         "DTC" has the meaning specified in Section 2.3.

         "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity, (vi) any other non-cash charges and
(vii) to the extent not otherwise covered by the adjustments contained in the proviso to this definition, non-recurring charges of approximately $6.1 million incurred during 1996 in employment severance costs, exit costs attributable to its exiting Argentina and Mexico and other non-recurring charges, all as described in the Company's Form 10-K for the year ended December 31, 1996 and minus, to the extent reflected in such income statement, any noncash credits that had the effect of increasing Consolidated Net Income of such Person for such period; provided that for purposes of determining EBITDA with respect to the Company, Consolidated Net Income shall exclude any net income or loss for the year ended December 31, 1996 associated with the Company's Argentine or Mexican divisions.

         "Euroclear" means the Euroclear System for which Morgan Guaranty Trust Company of New York, Brussels office, is the operator and depositary.

         "Event of Default" has the meaning specified in Section 6.1.

         "Excess Proceeds" has the meaning specified in Section 4.7(b).

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Exchange Global Note" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

         "Exchange Notes" has the meaning set forth in the Recitals to this Indenture and more particularly means any of the Senior Notes authenticated and delivered under this Indenture pursuant to the Exchange Offer.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Exchange Notes for Initial Senior Notes.

         "Fair Market Value" means, with respect to consideration received or to be received pursuant to any transaction by any Person, the fair market value of such consideration as determined in good faith by the Board of Directors of the Company.

         "Fair Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

         "GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and statements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the provisions set forth in this Indenture shall utilize GAAP in effect at the Series A Issue Date.

         "Global Note" or "Global Senior Note" means, individually and collectively, the Regulation S Global Notes, the U.S. Global Notes and the Exchange Global Note.

         "Grey Wolf Acquisition" means the agreement to merge Grey Wolf into Drillers, Inc. pursuant to an Agreement and Plan of Merger dated March 7, 1997, by and among the Company, Drillers, Inc. and Grey Wolf, as such may be amended to the Issue Date.

         "Grey Wolf" means Grey Wolf Drilling Company, a Texas corporation.

         "Guarantee" means an unconditional guaranty of the Senior Notes given by any Subsidiary pursuant to the provisions of Article 11 of this Indenture.

         "Guarantor" means Grey Wolf Drilling Company, Grey Wolf International, Inc., Murco Drilling Corporation and DI Energy Inc., each a Texas corporation and a Subsidiary, and each other Subsidiary of the Company that is required to guarantee the Company's Obligations under the Senior Notes and this Indenture pursuant to the provisions of Article 11 of this Indenture and any other Subsidiary of the Company that executes a supplemental indenture in which such Subsidiary agrees to guarantee the Company's Obligations under the Senior Notes and this Indenture.

         "Holder" means the Person in whose name a Senior Note is registered on the Registrar's books.

         "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, suffer to exist, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary shall be deemed to have been incurred at the time at which it becomes a Subsidiary.

         "Indebtedness" as applied to any Person means, at any time, without duplication, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money; (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of Property, assets or businesses, excluding accounts payable made in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith and by appropriate proceedings; (iii) any obligation of such Person for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable incurred in respect of Property and services purchased in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings; (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business); (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property; (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business which are no more than 90 days overdue or which are being contested in good faith and by appropriate proceedings); (vii) any Capital Lease Obligation or Attributable Indebtedness pursuant to any Sale and Lease-Back Transaction of such Person;
(viii) any obligation of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person;
(x) the maximum fixed repurchase price of any Redeemable Stock of such Person (or if such Person is a subsidiary, any Preferred Stock of such Person); (xi) the notional amount of any Interest Swap Obligation or Currency Hedge Obligation of such Person at the time of determination; and (xii) any obligation which is in economic effect a guarantee, regardless of its characterization (other than an endorsement in the ordinary course of business), with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or subsidiary Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary Preferred Stock as if such Redeemable Stock or subsidiary Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Redeemable Stock or subsidiary Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

         "Indenture" means this Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture, and any such supplemental indenture, respectively.

         "Indirect Participant" means a Person who holds an interest through a Participant.

         "Indrillers" means INDRILLERS, L.L.C., a Michigan limited liability company.

         "Initial Senior Notes" has the meaning set forth in the Recitals to this Indenture and more particularly means any of the Senior Notes authenticated and delivered under this Indenture other than Exchange Notes.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Senior Notes, which date shall be January 1 and July 1 of each year, commencing July 1, 1998.

         "Interest Swap Obligation" means, with respect to any Person, the obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries' exposure to fluctuations in interest rates.

         "Investment" means, with respect to any Person, any direct, indirect or contingent investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; provided that the term "Investment" shall not include any transaction involving the purchase or other acquisition (including by way of merger) of Property (including Capital Stock) by the Company or any Subsidiary in exchange for Capital Stock (other than Redeemable Stock) of the Company. The amount of any Person's Investment shall be the original cost of such Investment to such Person, plus the cost of all additions thereto paid by such Person, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, writedowns, or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property or assets other than cash, such Property or assets shall be valued at its Fair Value at the time of such transfer as determined in good faith by the board of directors (or comparable body) of the Person making such transfer. The Company shall be deemed to make an

"Investment" in the amount of the Fair Value of the Assets of a Subsidiary at the time such Subsidiary is designated an Unrestricted Subsidiary.

         "Issue Date" means the date on which the Senior Notes are first authenticated and delivered under this Indenture.

         "Joint Venture" means any Person (other than a Guarantor) designated as such by a Board Resolution of the Company and as to which (i) the Company, any Guarantor or any Joint Venture owns less than 50% of the Capital Stock of such Person; (ii) no more than 10 unaffiliated Persons own of record any Capital Stock of such Person; (iii) at all times, each such Person owns the same proportion of each class of Capital Stock of such Person outstanding at such time; (iv) no Indebtedness of such Person is or becomes outstanding other than Non-Recourse Indebtedness; (v) there exist no consensual encumbrances or restrictions on the ability of such Person to (x) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock to the holders of its Capital Stock or (y) pay any Indebtedness or other obligation owed to the holders of its Capital Stock or (z) make any Investment in the holders of its Capital Stock, in each case other than the types of consensual encumbrances or restrictions that would be permitted under the provisions of
Section 4.6 of this Indenture if such Person were a Subsidiary; and (vi) the business engaged in by such Person is a Related Business.

         "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity" means the date on which the principal of a Senior Note becomes due and payable as provided therein or in this Indenture, whether at the Stated Maturity or the Change of Control Payment Date or purchase date established pursuant to the terms of this Indenture for an Asset Sale Offer or by declaration of acceleration, call for redemption or otherwise.

         "Moody's" means Moody's Investors Service, Inc., or, if Moody's Investors Service, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor person; provided that if Moody's Investors Service, Inc. ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is S&P, then "Moody's" shall mean any other nationally recognized rating agency (other than S&P) that rates the specified debt securities selected in good faith by the Board of Directors of the Company in a Board Resolution.

         "Net Available Proceeds" means, (a) as to any Asset Sale (other than a Bargain Purchase Contract), the Cash Proceeds therefrom, net of all legal and title expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign, recording and local taxes payable as a consequence of such Asset Sale, net of all payments made to any Person other than the Company or a Subsidiary on any Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and, as for any Asset Sale by a Subsidiary, net of the equity interest in such Cash Proceeds of any holder of Capital Stock of such Subsidiary (other than the Company, any other Subsidiary or any Affiliate of the Company or any such other Subsidiary) and (b) as to any Bargain Purchase Contract, an amount equal to (i) that portion of the rental or other payment stream arising under a Bargain Purchase Contract that represents an amount in excess of the Fair Market Value of the rental or other payments with respect to the pertinent Property or other asset and (ii) the Cash Proceeds from the sale of such Property or other asset, net of the amount set forth in clause (a) above, in each case as and when received.

         "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of an Unrestricted Subsidiary or a foreign Subsidiary not constituting a Guarantor as to which (a) neither the Company nor any other Subsidiary (other than an Unrestricted Subsidiary or a Subsidiary of such foreign Subsidiary) (i) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against an Unrestricted Subsidiary or such foreign Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its other Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Obligations" means, with respect to any Indebtedness, any obligation thereunder, including, without limitation, principal, premium and interest (including post petition interest thereon), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities.

         "Obligors" means the Company and the Guarantors, collectively; "Obligor" means the Company or any Guarantor.

         "Offering Memorandum" means the Offering Memorandum, dated May 5, 1998, relating to the Company's offering and placement of the Initial Senior Notes.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or a Subsidiary (each, an "Officer") and delivered to the Trustee, which shall comply with this Indenture.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Guarantor or the Trustee.

         "Order" means a written order signed in the name of the Company by an officer and delivered to the Trustee.

         "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

         "Paying Agent" has the meaning specified in Section 2.3.

         "Permitted Holders" means Norex Industries, Inc., Somerset Capital Partners, Mike L. Mullen and Roy T. Oliver, Jr. and their respective Affiliates.

         "Permitted Indebtedness" means (a) Indebtedness of the Company under the Senior Notes and the Series A Notes; (b) Indebtedness (and any guarantee thereof) under one or more credit or revolving credit facilities with a bank or syndicate of banks or financial institutions or other lenders, including, without limitation, the Bank Credit Facility, as such may be amended, modified, revised, extended, replaced, or refunded from time to time, in an aggregate principal amount at any one time outstanding not to exceed $100,000,000, less any amounts derived from Asset Sales and applied to the required permanent reduction of Senior Debt (and a permanent reduction of the related commitment to lend or amount available to be reborrowed in the case of a revolving credit facility) under such credit facilities as contemplated by the provisions of
Section 4.7 of this Indenture (provided that the aggregate principal amount of Indebtedness deemed to be incurred under this clause (b) shall be the same amount as is deemed incurred under clause (b) of the definition of the term "Permitted Indebtedness" in the Series A Indenture); (c) Indebtedness of the Company or any Subsidiary under Interest Swap Obligations, provided that (i) such Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted under the provisions of Section 4.3 of this Indenture and (ii) the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate; (d) Indebtedness of the Company or any Subsidiary under Currency Hedge Obligations, provided that (i) such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted under the provisions of Section 4.3 of this Indenture or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries and (ii) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness and the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate; (e) Indebtedness of the Company or any Subsidiary outstanding on the Series A Issue Date and listed on a schedule attached to the Series A

Indenture; (f) (1)the Guarantees of the Senior Notes and the Series A Notes (and any assumption of the Obligations guaranteed thereby) and (2) Indebtedness of a Guarantor constituting a guarantee of Indebtedness of the Company incurred in compliance with Section 4.3 of this Indenture (and any assumption of the Obligations guaranteed thereby); (g) Indebtedness of the Company or any Subsidiary in respect of bid performance bonds, surety bonds, appeal bonds and letters of credit or similar arrangements issued for the account of the Company or any Subsidiary, in each case in the ordinary course of business and other than for an obligation for money borrowed; (h) Indebtedness of the Company to a Guarantor or other Wholly Owned Subsidiary and Indebtedness of a Guarantor or other Wholly Owned Subsidiary to the Company or another Guarantor or other Wholly Owned Subsidiary; provided that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Guarantor ceasing to be a Guarantor or such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary, as the case may be, or any other subsequent transfer of any such Indebtedness (except to the Company or a Guarantor or other Wholly Owned Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section 4.3 of this Indenture at the time the Guarantor in question ceased to be a Guarantor or the Wholly Owned Subsidiary in question ceased to be a Wholly Owned Subsidiary; (i) Subordinated Indebtedness of the Company to an Unrestricted Subsidiary for money borrowed; (j) Indebtedness of the Company in connection with a purchase of the Senior Notes and the Series A Notes pursuant to a Change of Control Offer under this Indenture and the Series A Indenture, provided that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount at Stated Maturity of the Senior Notes and the Series A Notes purchased pursuant to such Change of Control Offer; provided, further, that such Indebtedness (A) has an Average Life equal to or greater than the remaining Average Life of the Senior Notes and the Series A Notes and (B) does not mature prior to one year following the Stated Maturity of the Senior Notes and the Series A Notes; (k) Permitted Refinancing Indebtedness; (l) Permitted Subsidiary Refinancing Indebtedness; and (m) additional Indebtedness incurred after the Series A Issue Date in an aggregate principal amount not in excess of $2,500,000 at any one time outstanding (provided that the aggregate principal amount of Indebtedness deemed to be incurred under this clause (m) shall be the same amount as is deemed incurred under clause (m) of the definition of the term "Permitted Indebtedness" in the Series A Indenture). So as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees permitted to be incurred pursuant to this Indenture of, or Obligations permitted to be incurred pursuant to this Indenture in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included.

         "Permitted Investments" means (a) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by a commercial bank organized in the United States with final maturities of one year or less issued by commercial banks organized in the United States having capital and surplus in excess of $300,000,000; (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" or its equivalent by S&P and at least "P-I" or its equivalent by Moody's; (c) U.S. Government Obligations with a maturity of four years or less; (d) repurchase obligations for instruments of the type described in clause (c) with any bank meeting the qualifications specified in clause (a) above; (e) shares of money market mutual or similar funds having assets in excess of $100,000,000; (f) payroll advances in the ordinary course of business; (g) other advances and loans to officers and employees of the Company or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $500,000 at any one time outstanding; (h) Investments represented by that portion of the proceeds from Asset Sales that is not required to be Cash Proceeds by Section
4.7 of this Indenture; (i) Investments made by the Company in Guarantors or in its other Wholly Owned Subsidiaries (or any Person that will be a Wholly Owned Subsidiary as a result of such Investment) or by a Subsidiary in the Company or in one or more Guarantors or other Wholly Owned Subsidiaries (or any Person that will be a Wholly Owned Subsidiary as a result of such Investment); (j) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or any such Subsidiary; (k) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by a commercial bank organized in the United States with final maturities of one year or less and in an aggregate amount not to exceed $5,000,000 at any one time outstanding with a commercial bank organized in the United States having capital and surplus in excess of $75,000,000; (l) Venezuelan and other foreign bank deposits and cash equivalents in jurisdictions where the Company or its Subsidiaries are then actively conducting business; (m) Investments in Grey Wolf pursuant to the Grey Wolf Acquisition agreement; (n) Interest Swap Obligations with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; (o) Currency Hedge Obligations, provided that such Currency Hedge Obligations constitute Permitted Indebtedness permitted by clause (d) of the definition thereof; (p) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation and performance and other similar deposits in the ordinary course of business; and
(q) Investments pursuant to any agreement or obligation of the Company or any Subsidiary in effect on the Series A Issue Date and listed on a schedule attached to the Series A Indenture.

         "Permitted Liens" means (a) Liens in existence on the Series A Issue Date; (b) Liens created for the benefit of the Senior Notes, the Guarantees, the Series A Notes and/or any guarantees thereof; (c) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction), provided that any such Lien relates solely to such Property;
(d) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of such transaction), provided that any such Lien relates solely to such Property; (e) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens imposed by law or arising by operation of law, including without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors Liens and Liens for master's and crew's wages and other similar maritime Liens, and incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereof; (g) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Subsidiary to conduct its business presently conducted; (h) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Subsidiary in good faith and by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made; (i) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction cost of Property acquired or constructed after the Series A Issue Date, provided that (l) the principal amount of Indebtedness secured by such Liens shall not exceed 100% of the lesser of cost or Fair Market Value of the Property so acquired, upgraded or constructed plus transaction costs related thereto, (2) such Liens shall not encumber any other assets or Property of the Company or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and (3) such Liens shall attach to such Property within 120 days of the date of the completion of the construction or acquisition of such Property; (j) Liens securing Capital Lease Obligations, provided, further, that such Liens secure Capital Lease Obligations which, when combined with (l) the outstanding secured Indebtedness of the Company and its Subsidiaries (other than Indebtedness secured by Liens described under clauses
(b) and (i) hereof) and (2) the aggregate principal amount of all other Capital Lease Obligations of the Company and Subsidiaries, does not exceed $5,000,000 at any one time outstanding; (k) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (c) and (d), provided, further, that such Lien does not extend to any other Property of the Company or any Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased; (l) any charter or lease; (m) leases or subleases of real property to other Persons;
(n) Liens securing Permitted Indebtedness described in clause (b) of the definition thereof; (o) judgment liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (p) rights of off-set of banks and other Persons; and (q) liens in favor of the Company.

         "Permitted Refinancing Indebtedness" means Indebtedness of the Company, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of the Company which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses (a) and (e) of the definition of "Permitted Indebtedness," provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Senior Notes, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Senior Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and
(iv) such new Indebtedness is in aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

         "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Subsidiary, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of such Subsidiary which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses (e) and (f) of the definition of "Permitted Indebtedness," provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Guarantee of such Subsidiary, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Guarantee of such Subsidiary at least to the same extent as the Indebtedness being renewed, extended, refinanced refunded or repurchased,
(ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

         "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of at least one other class of such Person.

         "Private Placement Layered" has the meaning specified in Section 2.6(e)(i).

         "Proceeding" has the meaning specified in Section 12.11(a).

         "Process Agent" has the meaning specified in Section 12.11(a).

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

         "Qualified Equity Offering" means an offering made after the Series A Issue Date of Capital Stock (other than Redeemable Stock) of the Company for cash, whether pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Record Date" means, for the interest payable on any Interest Payment Date, the date specified in Section 2.12.

         "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the Stated Maturity of the Senior Notes or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

         "Redemption Date" means, when used with respect to any Senior Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Senior Notes pursuant to the terms of the Senior Notes and this Indenture.

         "Redemption Price" means, when used with respect to any Senior Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Senior Note pursuant to the terms of the Senior Notes and this Indenture, plus accrued and unpaid interest thereon, if any to the Redemption Date.

         "Registrar" has the meaning specified in Section 2.3.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S Global Note" means a permanent global senior note that contains the text referred to in footnotes 1 and 3 and the additional schedule referred to in footnote 4 to the form of the Senior Note attached hereto as Exhibit A, and that is deposited with the Senior Note Custodian and registered in the name of the Depository or its nominee, representing the Initial Senior Notes sold in reliance on Regulation S.

         "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Related Business" means the land drilling business and activities incidental thereto and any business related or ancillary thereto.

         "Replacement Asset" means a Property or asset that, as determined by the Board of Directors of the Company as evidenced by a Board Resolution, is used or is useful in a Related Business.

         "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Restricted Investment" means any Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than a Permitted Investment.

         "Restricted Payment" means to (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value, any Capital Stock of the Company or any Affiliate of the Company, or warrants, rights or options to acquire such Capital Stock, other than (x) dividends payable solely in the Capital Stock (other than Redeemable Stock) of the Company or such Affiliate, as the case may be, or in warrants, rights or options to acquire such Capital Stock and (y) dividends or distributions by a Subsidiary to the Company or to a Wholly Owned Subsidiary;
(ii) make any principal payment on, or redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Indebtedness of the Company or any Subsidiary which is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the Senior Notes or the Guarantees, as applicable; or (iii) make any Restricted Investment in any Person.

         "Retired Indebtedness or Stock" has the meaning specified in Section
4.4.

         "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or if Standard & Poor's Ratings Group shall cease rating the specified debt securities and such ratings ceases with respect thereto shall have been transferred to a successor Person, such successor Person, provided that if Standard & Poor's Ratings Group ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Moody's, then "S&P" shall mean any other nationally recognized rating agency selected in good faith by the Board of Directors of the Company in a Board Resolution.

         "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means any Indebtedness incurred by the Company, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Senior Notes, provided that Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing, (b) any Indebtedness owing to any Subsidiaries of the Company,
(c) any trade payables or (d) any Indebtedness that is incurred in violation of this Indenture.

         "Senior Note" has the meaning stated in the first paragraph of this Indenture and more particularly means any Senior Note authenticated and delivered under this Indenture.

         "Senior Note Custodian" means the Trustee, as custodian for the Depository with respect to the Senior Notes in global form, or any successor entity thereto.

         "Senior Note Register" has the meaning specified in Section 2.3.

         "Series A Indenture" means the Indenture dated as of June 27, 1997 among the Company, the subsidiary guarantors parties thereto, and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), as Trustee, providing for the issuance of the Series A Notes in the aggregate principal amount of $175,000,000, as such may be amended and supplemented from time to time.

         "Series A Issue Date" means the date on which the Series A Notes were originally issued under the Series A Indenture.

         "Series A Notes" means the Company's 8-7/8% Senior Notes due July 1, 2007 issued pursuant to the Series A Indenture, as such may be amended or supplemented from time to time.

         "Significant Subsidiary" means a Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "Special Record Date" means a date fixed by the Trustee pursuant to
Section 2.12 for the payment of Defaulted Interest.

         "Stated Maturity" when used with respect to a Senior Note or any installment of interest thereon, means the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or such installment of interest is due and payable.

         "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Senior Notes or the Guarantees, as the case may be, and does not mature prior to one year following the Stated Maturity of the Senior Notes.

         "Subsidiary" means a subsidiary of the Company other than an Unrestricted Subsidiary; provided that Indrillers shall not be considered a Subsidiary for purposes of this Indenture.

         "subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries or such Person, or by such Person and one or more other subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interest of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and (iii) any limited partnership of which such Person or any subsidiary of such Person is a general partner.

         "Surviving Entity" has the meaning specified in Section 5.1.

         "Transaction Date" has the meaning specified within the definition of "Consolidated Interest Coverage Ratio."

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provision of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "U.S. Global Note" means a permanent Global Note that contains the text referred to in footnotes 1 and 3 and the additional schedule referred to in footnote 4 to the form of the Senior Note attached hereto as Exhibit A, and that is deposited with the Senior Note Custodian and registered in the name of the Depositary or its nominee, representing Senior Notes sold in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a Depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such Depository receipt.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means any subsidiary of the Company that the Company has classified as an Unrestricted Subsidiary and that has not been reclassified as a Subsidiary pursuant to the terms of this Indenture.

         "Voting Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holder thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

         "Wholly Owned Subsidiary" means any Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary.

SECTION 1.2.      Incorporation by Reference of Trust Indenture Act.

                  This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "indenture securities" means the Senior Notes.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.3.      Rules of Construction.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (7) provisions apply to successive events and transactions;

                  (8) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture; and

                  (9) unless otherwise expressly provided herein, the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

                                   ARTICLE 2.

                                THE SENIOR NOTES

SECTION 2.1.  Form and Dating.

              (a) General. The Senior Notes, together with the Trustee's certificate of authentication and the Guarantors' notation of Guarantees, shall be substantially in the form set forth in Exhibit A hereto. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be in denominations of $1,000 and integral multiples thereof. The Initial Senior Notes and the Exchange Notes will be the same except that the Private Placement Legend and paragraph 18 will be omitted from the Exchange Notes.

              The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

              (b) Initial Senior Notes. Initial Senior Notes, with the notations of the Guarantees endorsed thereon, shall be issued in the form of one or more permanent Global Notes in definitive fully registered form without coupons. Senior Notes offered and sold to QIBs in reliance on Rule 144A, shall be issued initially in the form of the U.S. Global Notes, which shall be deposited on behalf of the purchasers of the Senior Notes represented thereby with the Senior Note Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the

Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Initial Senior Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Senior Notes represented thereby with the Senior Note Custodian, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. During the "40-day distribution compliance period" (as defined in Regulation S) (the "40-day restricted period") beneficial interests in the Regulation S Global Note shall be held only through Euroclear or Cedel, and, pursuant to the Depository's procedures, Indirect Participants that hold a beneficial interest in the Regulation S Global Note shall not be able to transfer such interest to a person that takes delivery thereof in the form of an interest in the U.S. Global Notes. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Global Notes shall be exchanged for beneficial interests in U.S. Global Notes and beneficial interests in the U.S. Global Notes shall be exchanged for beneficial interests in the Regulation S Global Notes, pursuant to the Applicable Procedures. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

              Each Global Note shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Senior Notes from time to time endorsed on Schedule A thereto and that the aggregate amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of Schedule A of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Senior Notes represented thereby shall be made by the Trustee or the Senior Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

              The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

              Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

              (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Notes deposited with or on behalf of the Depository.

              The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Senior Note Custodian.

              Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Senior Note Custodian as custodian for the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

              (d) Certificated Senior Notes. Senior Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1, 3 and 4 thereto) and shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced by any other method permitted by the rules of any securities exchange on which the Senior Notes may be listed, as evidenced by the execution of such Senior Notes.

              (e) Provisions Applicable to Forms of Notes. The Senior Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Senior Notes, as conclusively evidenced by their execution of such Senior Notes. All Senior Notes will be otherwise substantially identical except as provided herein.

              Subject to the provisions of this Article 2, a Holder of a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Senior Notes.

SECTION 2.2.  Execution and Authentication.

              One Officer shall sign the Senior Notes for the Company by manual or facsimile signature.

              If an Officer whose signature is on a Senior Note no longer holds that office at the time a Senior Note is authenticated, the Senior Note shall nevertheless be valid.

              A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Senior Notes shall be substantially as set forth in Exhibit A hereto.

              The Trustee shall authenticate (i) Initial Senior Notes for original issue in an aggregate principal amount not to exceed $75,000,000 and
(ii) Exchange Notes for issue only in the Exchange Offer pursuant to the Exchange Offer Registration Statement for a like principal amount of Initial Senior Notes exchanged in such Exchange Offer, in each case upon the receipt of a Company Order directing the Trustee to authenticate such Senior Notes and certifying that all conditions precedent to the issuance of the relevant Senior Notes contained herein have been complied with. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $75,000,000, except as provided in Section 2.8 hereof.

              The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3.  Registrar and Paying Agent.

              The Company shall maintain (i) an office or agency where Senior Notes may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Senior Notes may be presented for payment ("Paying Agent"), and (iii) and an office or agency where notices or demands to or upon the Company and the Guarantors in respect of the Senior Notes and this Indenture may be saved. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange (the "Securities Register"). The Company may appoint one or more co-registrars and one or more additional paying agents except as otherwise provided in this Indenture. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

              The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

              The Company initially appoints the Trustee (at the Corporate Trust Office of the Trustee) to act as the Registrar and Paying Agent and to act as Senior Note Custodian with respect to the Global Notes.

SECTION 2.4.  Paying Agent to Hold Money in Trust.

              The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, interest on, and Special Interest, if any, on, the Senior Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Senior Notes.

SECTION 2.5.  Computation of Interest.

              Interest on the Senior Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.6.  Transfer and Exchange.

              (a) Transfer and Exchange of Global Notes. The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depository, in accordance with this Indenture and the Applicable Procedures, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection (e) of this Section 2.6. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

              (i) U.S. Global Note to Regulation S Global Note. Prior to the expiration of the 40-day restricted period, an owner of a beneficial interest in a U.S. Global Note deposited with the Depository (or the Senior Note Custodian) will not be permitted to transfer its interest to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note. If, at any time after the expiration of the 40-day restricted period, an owner of a beneficial interest in a U.S. Global Note deposited with the Depository (or the Senior Note Custodian) wishes to transfer its beneficial interest in such U.S. Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.6(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depository and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at Maturity of the applicable U.S. Global Note and to increase or cause to be increased the aggregate principal amount at Maturity of the applicable Regulation S Global Note by the principal amount at Maturity of the beneficial interest in the U.S. Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at Maturity of the U.S. Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Note that is being exchanged or transferred.

              (ii) Regulation S Global Note to U.S. Global Note. Prior to the expiration of the 40-day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depository (or the Senior Note Custodian) will not be permitted to transfer its interest to a Person who wishes to take delivery thereof in the form of an interest in a U.S. Global Note. If, at any time, after the expiration of the 40-day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depository or with the Senior Note Custodian wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a U.S. Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Note as provided in this Section 2.6(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depository, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the U.S. Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the Participant account with the Depository to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a U.S. Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form and substance reasonably acceptable to the Company and to the Registrar and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable U.S. Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depository, concurrently with such redemption, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable U.S. Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

         (b) Transfer and Exchange of Certificated Senior Notes. When Certificated Senior Notes are presented by a Holder to the Registrar with a request to register the transfer of the Certificated Senior Notes or to exchange such Certificated Senior Notes for an equal principal amount of Certificated Senior Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Certificated Senior Notes are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or are accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and the Registrar received the following documentation (all of which may be submitted by facsimile):

                    in the case of Certificated Senior Notes that are Transfer Restricted Senior Notes, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Senior Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Senior Note is being transferred to the Company, a certification to that effect from such

                         Holder (in substantially the form of Exhibit B-3 hereto); or

                    (B) if such Transfer Restricted Senior Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                    (C) if such Transfer Restricted Senior Note is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                (c) Transfer of a Beneficial Interests in Global Notes for Certificated Senior Notes.

                (i) The Global Notes that are Transfer Restricted Senior Notes or the Exchange Global Notes, as the case may be, shall be exchanged by the Company for one or more Certificated Senior Notes representing Initial Senior Notes or Exchange Notes, as the case may be, if (x) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a "Clearing Agency" under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or
                     (y) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days or (iii) the Company, at its option, delivers a notice in the form of an Officers' Certificate that it elects to cause the issuance of Certificated Senior Notes. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of a Global Note that is a Transfer Restricted Senior Note or an Exchange Global Note, as the case may be, for one or more Certificated Senior Notes representing Initial Senior Notes or Exchange Notes, as the case may be; provided that the principal amount of each of such Certificated Senior Notes, and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Note is exchanged as a whole for one or more Certificated Senior Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Certificated Senior Notes, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations to Schedule A thereof pursuant to Section 2.1 hereof. All Certificated Senior Notes or Exchange Notes, as the case may be, issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Any Certificated Senior Notes issued pursuant to this Section 2.6(c)(i) shall include the Private Placement Legend, except as otherwise provided for by Section 2.6 hereof. Interests in a Global Note may not be exchanged for Certificated Senior Notes other than as provided in this Section 2.6. If a beneficial interest in a Transfer Restricted Senior Note is being transferred, the following additional documents and information must be submitted (including by facsimile):

                     (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

                     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto);

                     (C) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Senior Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Senior Note Custodian, cause the aggregate principal amount of U.S. Global Notes or Regulation S Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Certificated Senior Note in the appropriate principal amount.

               (ii) Certificated Senior Notes issued in exchange for a beneficial interest in a U.S. Global Note or Regulation S Global Note, as applicable, pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Senior Notes to the Persons in whose names such Senior Notes are so registered. Following any such issuance of Certificated Senior Notes, the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

         (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Senior Notes represented hereby shall be required to be reflected in book entry form. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

         (e)    Legends.

         (i)    Except as permitted by the following paragraphs (ii), (iii) and
                (iv), each Senior Note certificate evidencing Global Notes and Certificated Senior Notes (and all Senior Notes issued in exchange therefor or substitution thereof) shall bear a legend (the "Private Placement Legend") in substantially the following form:

                THIS SENIOR NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE

                TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT HAS ACQUIRED THIS SENIOR NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING.

          (ii) Upon any sale or transfer of a Transfer Restricted Senior Note (including any Transfer Restricted Senior Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                (A) in the case of any Transfer Restricted Senior Note that is a Certificated Senior Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Senior Note for a Certificated Senior Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Senior Note upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-4 hereto; and

                (B) in the case of any Transfer Restricted Senior Note represented by a Global Note, such Transfer Restricted Senior Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Senior Note that is represented by a Global Note for a Certificated Senior Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

          (iii) Upon any sale or transfer of a Transfer Restricted Senior Note (including any Transfer Restricted Senior Note represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                (A) in the case of any Transfer Restricted Senior Note that is a Certificated Senior Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Senior Note for a Certificated Senior Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Senior Note; and

                (B) in the case of any Transfer Restricted Senior Note represented by a Global Note, such Transfer Restricted Senior Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and (b) hereof.

          (iv) By its acceptance of any Initial Senior Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Senior Note acknowledges the restrictions on transfer of such Initial Senior Note set forth in the Private Placement Legend and under the heading "Notice to Investors" in the Offering Memorandum and agrees that it will transfer such Initial Senior Note only in accordance with the Private Placement Legend and the restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum.

          (v) Notwithstanding the foregoing, upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate (i) one or more unrestricted Global Notes in aggregate principal amount equal to the principal amount of the restricted beneficial interests validly tendered and not properly withdrawn by Persons that certify in the letter of transmittal delivered in the Exchange Offer that they are not
                (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144 under the Securities Act) of the Company and accepted for exchange in the Exchange Offer and
                (ii) Certificated Senior Notes that do not bear the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Certificated Senior Notes that are Transfer Restricted Senior Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Senior Notes so accepted Certificated Senior Notes in the appropriate principal amount.

         (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Senior Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section
2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Senior Notes, redeemed, repurchased or cancelled, the principal amount of Senior Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Senior Notes Custodian, at the direction of the Trustee, to reflect such reduction.

         (g)   General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Senior Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6, 4.7, 4.9 and 10.6 hereto).

                  (iii) All Global Notes and Certificated Senior Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Senior Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Senior Notes surrendered upon such registration of transfer or exchange.

                  (iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Senior Notes during a period beginning at the opening of fifteen
                           (15) Business Days before the day of any selection of Senior Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part, or (C) to register the transfer of or to exchange a Senior Note between a Record Date and the next succeeding Interest Payment Date.

                  (v) Prior to due presentment for the registration of a transfer of any Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of and interest on such Senior Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (vi) The Trustee shall authenticate Global Notes and Certificated Senior Notes in accordance with the provisions of Section 2.2 hereof.

SECTION 2.7.  Holder Lists.

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Notes, and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.8. Replacement of Senior Notes.

             If any mutilated Senior Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Senior Note is replaced. In case any such mutilated, destroyed, lost or stolen Senior Note has become or is about to become due and payable, the Company, in its discretion may, instead of issuing a new Senior Note, pay such Senior Note.

SECTION 2.9.  Outstanding Senior Notes.

              The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.15 hereof, a Senior Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Note.

              If a Senior Note is replaced pursuant to Section 2.8 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser.

              If the principal amount of any Senior Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest (including Special Interest, if any) on it ceases to accrue.

              If the Paying Agent (other than the Company, a Guarantor, a Subsidiary or an

Affiliate of any thereof) holds, on a Redemption Date or Maturity, money sufficient to pay Senior Notes payable on that date, then on and after that date such Senior Notes shall be deemed to be no longer outstanding and shall cease to accrue interest (including Special Interest, if any).

SECTION 2.10. Reserved.

SECTION 2.11. Cancellation.

              The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall upon the written request of the Company, return such canceled Senior Notes to the Company. The Company may not issue new Senior Notes to replace Senior Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  Payment of Interest; Interest Rights Preserved.

              Interest (including Special Interest, if any) on any Senior Note which is payable, and is punctually paid or duly provided for, on any January 1 or July 1 (an "Interest Payment Date"), commencing on July 1, 1998, shall be paid to the Person in whose name such Senior Note is registered at the close of business on the Record Date for such interest payment, which shall be the December 15 or June 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

              Any interest on any Senior Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest and any interest payable on such Defaulted Interest may be paid by the Company, at its election, as provided in clause (a) or (b) below:

              (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Senior Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Senior Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (including Special Interest, if any) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a).

Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Senior Note Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Senior Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

              (b) The Company may make payment of any Defaulted Interest (including Special Interest, if any), and any interest payable on such Defaulted Interest, on the Senior Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

              Subject to the foregoing provisions of this Section 2.12, each Senior Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, or in substitution for, any other Senior Note, shall carry the rights to interest (and Special Interest, if any) accrued and unpaid, and to accrue, which were carried by such other Senior Note.

SECTION 2.13.  Authorized Denominations.

              The Senior Notes shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 2.14.  CUSIP Number.

              The Company in issuing the Senior Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.15. Treasury Senior Notes.

              In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that a Responsible Officer knows are so owned shall be so disregarded.

                                   ARTICLE 3.

                                   Redemption

SECTION 3.1.  Notices to Trustee.

              If the Company elects to redeem Senior Notes pursuant to Section
3.7 and paragraph 5 of the Senior Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Senior Notes to be redeemed, the Redemption Price and the Section of this Indenture and the paragraph of the Senior Notes pursuant to which the redemption will occur.

              The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein and in the Senior Notes.

SECTION 3.2.  Selection of Senior Notes To Be Redeemed.

              If less than all the Senior Notes are to be redeemed at any time, the Trustee shall select the Senior Notes to be redeemed on a pro rata basis, or by any other method which the Trustee shall determine to be fair and appropriate and which complies with any securities exchange and other applicable requirements, provided that the Trustee may select for redemption in part only Senior Notes in denominations larger than $1,000. In selecting Senior Notes to be redeemed pursuant to this Section 3.2, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper so that the principal amount at Stated Maturity of each Senior Note to be redeemed shall be $1,000 or an integral multiple thereof, by increasing, decreasing or eliminating any amount less than $1,000 which would be allocable to any Holder. If the Notes to be redeemed are Certificated Senior Notes, the Certificated Senior Notes to be redeemed shall be selected by the Trustee by prorating, as nearly as may be, or by any other method which the Trustee shall determine to be fair and appropriate and which complies with any securities exchange and other applicable requirements, the principal amount of Certificated Senior Notes to be redeemed among the Holders of Certificated Senior Notes registered in their respective names. The Trustee in its discretion may determine the particular Senior Notes (if there are more than one) registered in the name of any Holder which are to be redeemed, in whole or in part. Provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption. The Trustee shall notify the Company promptly of the Senior Notes or portions of Senior Notes to be redeemed.

SECTION 3.3.  Notice of Redemption.

              At least 30 days but not more than 60 days before a date for redemption of Senior Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Senior Notes to be redeemed.

                  The notice shall identify the Senior Notes to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2)      the Redemption Price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if any Global Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the Redemption Date, the Global Senior Note, with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned to the Holder thereof;

                  (6) if any Certificated Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the Redemption Date, a new Certificated Senior Note or Certificated Senior Notes in principal amount equal to the unredeemed portion will be issued;

                  (7) if fewer than all the outstanding Senior Notes are to be redeemed, the identification and principal amounts of the particular Senior Notes to be redeemed;

                  (8) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Senior Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes;

                  (10) the paragraph of the Senior Notes and the Section of the Indenture pursuant to which the Senior Notes are being called for redemption; and

                  (11) any other information necessary to enable Holders to comply with the notice of redemption.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period.

SECTION 3.4.      Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Senior Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Senior Notes shall be paid at the Redemption Price stated in the notice, plus accrued and unpaid interest to the Redemption Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.5.  Deposit of Redemption Price.

              Prior to the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Senior Notes to be redeemed on that date other than Senior Notes or portions of Senior Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

              So long as the Company complies with the preceding paragraph and the other provisions of this Article 3, interest on the Senior Notes to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Senior Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price on the Redemption Date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption, then, from Redemption Date until such principal is paid, interest shall be paid on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by this Indenture and such Senior Notes.

SECTION 3.6.  Senior Notes Redeemed in Part.

              Upon surrender and cancellation of a Certificated Senior Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate and deliver to the surrendering Holder (at the Company's expense) a new Certificated Senior Note equal in principal amount to the unredeemed portion of the Certificated Senior Note surrendered and canceled, provided that each such Certificated Senior Note shall be in a principal amount at Stated Maturity of $1,000 or an integral multiple thereof.

              Upon surrender of a Global Senior Note that is redeemed in part, the Paying Agent shall forward such Global Senior Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Senior Note to an amount equal to the unredeemed portion of such Global Note.

SECTION 3.7.  Optional Redemption.

              (a) Except as set forth in subsection (b) of this Section 3.7, the Company shall not have the option to redeem the Senior Notes prior to July 1, 2002. On or after such date, the Company shall have the option to redeem the Senior Notes , in whole or in part upon not less than 30 days' nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount at Stated Maturity), if redeemed during the twelve month period beginning July 1 of the years indicated below, in each case, together with any interest accrued and unpaid to the Redemption Date:



Year                                        Percentage
----                                        ----------

2002                                        104.4375%
2003                                        102.9580%
2004                                        101.4792%
2005 and thereafter                         100.0000%

              (b) Notwithstanding the foregoing, at any time on or before June 27, 2000, the Company may, at its option, redeem up to a maximum of 30% of the aggregate principal amount at Stated Maturity of the Senior Notes with the net cash proceeds of one or more Qualified Equity Offerings at a Redemption Price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date; provided that at least $50,000,000 aggregate principal amount at Stated Maturity of the Senior Notes shall remain outstanding immediately after the occurrence of any such redemption; and provided, further, that each such redemption shall occur within 90 days of the closing of such Qualified Equity Offering.

              (c) Optional redemptions under this Indenture are subject to
Section 4.16 hereof.

                                   ARTICLE 4.

                                    Covenants

SECTION 4.1.  Payment of Senior Notes.

              The Company shall promptly pay the principal of, premium, if any, on and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes and in this Indenture. Principal, premium and interest shall be considered paid on the date due if on or before 10:00 a.m., Houston time, on such date the Trustee or a Paying Agent, other than the Company or a Guarantor, or an Affiliate of the Company or a Guarantor, holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

              The Company shall pay interest on overdue principal at the rate specified therefor in the Senior Notes plus 1% per annum, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2.  Commission Reports.

              So long as any Senior Notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date,
(i) transmit by mail to all Holders of Senior Notes, as their names and addresses appear in the Senior Note Register, without cost to such Holders or Persons, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this Section 4.2. The Company shall not be required to file any report, document or other information with the Commission if the Commission does not permit such filing.

SECTION 4.3.  Limitation on Indebtedness.

              The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) unless, after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio for the Determination Period would be at least 2.0 to 1.0 if such Indebtedness is incurred prior to July 1, 1998 and at least 2.25 to 1.0 if such Indebtedness is incurred thereafter. Notwithstanding the foregoing, the Company or any Subsidiary (subject to the provisions of Sections 4.4 and 4.11) may incur Permitted Indebtedness. Any Indebtedness of a Person existing at the time at which such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed incurred by such Subsidiary at the time at which it becomes a Subsidiary.

SECTION 4.4.  Limitation on Subsidiary Indebtedness and Preferred Stock.

              The Company will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness or issue any Preferred Stock except:

         (i) Indebtedness or Preferred Stock issued to and held by the Company, a Guarantor or a Wholly Owned Subsidiary, so long as any transfer of such Indebtedness or Preferred Stock to a Person other than the Company, Guarantor or a Wholly Owned Subsidiary will be deemed to constitute an incurrence of such Indebtedness or Preferred Stock by the issuer thereof as of the date of such transfer;

         (ii) Acquired Indebtedness or Preferred Stock of a Subsidiary issued and outstanding prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock issued in connection with or in anticipation of such acquisition);

         (iii) Indebtedness or Preferred Stock outstanding on the Series A Issue Date and listed in a schedule attached to the Series A Indenture;

         (iv) Indebtedness described in clauses (b), (c), (d), (e), (f), (g) and
(h) under the definition of "Permitted Indebtedness";

         (v)  Permitted Subsidiary Refinancing Indebtedness of such Subsidiary;

         (vi) Indebtedness or Preferred Stock issued in exchange for, or the proceeds of which are used to refinance, repurchase or redeem, Indebtedness or Preferred Stock described in clauses (i) and (iii) of this Section (the "Retired Indebtedness or Stock"), provided that the Indebtedness or the Preferred Stock so issued has (A) a principal amount or liquidation value, as the case may be, not in excess of the principal amount or liquidation value of the Retired Indebtedness or Stock plus related expenses for redemption and issuance, (B) a final redemption date later than the stated maturity or final redemption date (if any) of the Retired Indebtedness or Stock and (C) an Average Life at the time of issuance of such Indebtedness or Preferred Stock that is greater than the Average Life of the Retired Indebtedness or Stock;

         (vii) Indebtedness of a Subsidiary which represents the assumption by such Subsidiary of Indebtedness of another Subsidiary in connection with a merger of such Subsidiaries, provided that no Subsidiary or any successor (by way of merger) thereto existing on the Series A Issue Date shall assume or otherwise become responsible for any Indebtedness of an entity which was not a Subsidiary on the Series A Issue Date, except to the extent that a Subsidiary would be permitted to incur such Indebtedness under this Section; and

         (viii) Non-Recourse Indebtedness incurred by a foreign Subsidiary not constituting a Guarantor.

SECTION 4.5.  Limitation on Restricted Payments.

              (a) The Company will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, unless at the time of and after giving effect to the proposed Restricted Payment, (i) no Default shall have occurred and be continuing (or would result therefrom), (ii) the Company could incur at least $1.00 of additional Indebtedness under the tests described in the first sentence of Section 4.3 of this Indenture and (iii) the aggregate amount of all Restricted Payments declared or made on or after the Series A Issue Date by the Company or any Subsidiary shall not exceed the sum of (A) 50% (or if such Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the aggregate Consolidated Net Income accrued during the period beginning on the first day of the fiscal quarter in which the Series A Issue Date occurred and ending on the last day of the fiscal quarter ending immediately prior to the date of such proposed Restricted Payment, minus 100% of the amount of any writedowns, write-offs and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period, plus (B) an amount equal to the aggregate net cash proceeds received by the Company, subsequent to the Series A Issue Date, from the issuance or sale (other than to a Subsidiary) of shares of its Capital Stock (excluding Redeemable Stock, but including Capital Stock issued upon the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Stock) of the Company) and the liability (expressed as a positive number) as expressed on the face of a balance sheet in accordance with GAAP in respect of any Indebtedness of the Company or any of its Subsidiaries, or the carrying value of Redeemable Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Capital Stock (other than Redeemable Stock) of the Company, subsequent to the Series A Issue Date, plus (C) 100% of the net reduction in Restricted Investments, subsequent to the Series A Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Restricted Investments previously made by the Company or any Subsidiary in such Person and in each such case which was treated as a Restricted Payment.

              (b) The foregoing provisions will not prevent (i) the payment of any dividend on Capital Stock of any class within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by this Indenture; (ii) any repurchase or redemption of Capital Stock or Subordinated Indebtedness of the Company or a Subsidiary made by exchange for Capital Stock of the Company (other than Redeemable Stock), or out of the net cash proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary) of Capital Stock of the Company (other than Redeemable Stock), provided that the net cash proceeds from such sale are excluded from computations under Section 4.5(a)(iii)(B) above to the extent that such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness; (iii) so long as no Default shall have occurred and be continuing or should occur as a consequence thereof, any repurchase or redemption of Subordinated Indebtedness of the Company or a Subsidiary solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, new Subordinated Indebtedness of the Company or a Subsidiary, so long as such Subordinated Indebtedness is permitted under Section 4.3 of this Indenture and (1) is subordinated to the Senior Notes at least to the same extent as the Subordinated Indebtedness so exchanged, purchased or redeemed, (2) has a stated maturity later than the stated maturity of the Subordinated Indebtedness so exchanged, purchased or redeemed and (3) has an Average Life at the time incurred that is greater than the remaining Average Life of the Subordinated Indebtedness so exchanged, purchased or redeemed; (iv) Investments subsequent to the Series A Issue Date in any Joint Ventures, foreign Subsidiaries not constituting Guarantors and Indrillers in an aggregate amount not to exceed $10,000,000 and (v) redemptions subsequent to the Series A Issue Date of the Series A Preferred Stock issued and outstanding on the Series A Issue Date for an aggregate redemption price of not more than $1,000,000. Notwithstanding the foregoing, the amount available for Investments in Joint Ventures and foreign Subsidiaries pursuant to clause (iv) of the preceding sentence may be increased by the aggregate amount received by the Company and its Subsidiaries subsequent to the Series A Issue Date from a Joint Venture or a foreign Subsidiary on or before the date of such proposed Investment resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of Property made to such Joint Venture or foreign Subsidiary (but only to the extent such interest dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income). Restricted Payments permitted to be made as described in the first sentence of this Section 4.5(b) will be excluded in calculating the amount of Restricted Payments thereafter, except that any such Restricted Payments permitted to be made pursuant to clause (iv) will be included in calculating the amount of Restricted Payments made pursuant to such clause (iv) thereafter.

              (c) For purposes of this Section 4.5, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

SECTION 4.6. Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.


              The Company will not, and will not permit any Subsidiary, directly or indirectly, to create, enter into any agreement with any Person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind which by its terms restricts the ability of any Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock to the Company or any Subsidiary, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary or (d) transfer any of its Property or assets to the Company or any Subsidiary except any encumbrance or restriction contained in any agreement or instrument:

                           (i) existing on the Issue Date (including those under the Series A Indenture);

                           (ii) relating to any Property or assets acquired after the Series A Issue Date, so long as such encumbrance or restriction relates only to the Property or assets so acquired and is not and was not created in anticipation of such acquisition;

                           (iii) relating to any Acquired Indebtedness of any Subsidiary at the date on which such Subsidiary was acquired by the Company or any Subsidiary (other than Indebtedness incurred in anticipation of such acquisition);

                           (iv) effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in the foregoing clauses (i) through (iii), so long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive than the encumbrances and restrictions contained in such agreements;

                           (v) constituting customary provisions restricting subletting or assignment of any lease of the Company or any Subsidiary or provisions in license agreements or similar agreements that restrict the assignment of such agreement or any rights thereunder;

                           (vi) constituting restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property; or

                           (vii) constituting any temporary encumbrance or restriction with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, such Subsidiary.

SECTION 4.7.  Limitation on Asset Sales.

              (a) The Company will not engage in, and will not permit any Subsidiary to engage in, any Asset Sale unless (a) except in the case of (i) an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or assets or any actual or constructive total loss or an agreed or compromised total loss or (ii) a Bargain Purchase Contract, the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property; (b) at least 75% of such consideration consists of Cash Proceeds (or the assumption of Indebtedness of the Company or such Subsidiary relating to the Capital Stock or Property or asset that was the subject of such Asset Sale and the unconditional release of the Company or such Subsidiary from such Indebtedness); (c) after giving effect to such Asset Sale, the total non-cash consideration held by the Company from all such Asset Sales made after the Series A Issue Date does not exceed $10,000,000; and (d) the Company delivers to the Trustee an Officers' Certificate certifying that such Asset Sale complies with clauses (a), (b) and
(c). The Company or such Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale (x) to the acquisition of one or more Replacement Assets, or (y) to repurchase or repay Senior Debt (with a permanent reduction of availability in the case of revolving credit borrowings); provided that such acquisition or such repurchase or repayment shall be made within 270 days after the consummation of the relevant Asset Sale.

              (b) Any Net Available Proceeds from any Asset Sale made after the Series A Issue Date that are not used to so acquire Replacement Assets or to repurchase or repay Senior Debt within 270 days after consummation of the relevant Asset Sale constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall within 30 days thereafter (or at any time after receipt of Excess Proceeds but prior to there being $15,000,000 of Excess Proceeds, the Company may, at its option) make a pro rata offer (an "Asset Sale Offer") to purchase from all holders of Senior Notes and all holders of other Senior Debt containing provisions similar to those set forth herein with respect to offers to purchase or redeem such Indebtedness with the proceeds of sales of assets (including, without limitation, the Series A Notes) (collectively, "Asset Sale Senior Debt") an aggregate principal amount of Indebtedness equal to the Excess Proceeds, at a price in cash (the "Asset Sale Offer Purchase Price") equal to 100% of the outstanding principal amount at Stated Maturity thereof plus accrued interest, if any, to the Asset Sale Purchase Date, in accordance with the procedures set forth in Section 4.7(c). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

              Notwithstanding the foregoing, the Company may, at its option, elect to limit the Asset Sale Offer referred to above to Asset Sale Senior Debt other than the Series A Notes. In such event, the Company shall (i) allocate the Excess Proceeds pro rata among all Asset Sale Senior Debt (for this purpose, including, without limitation, the Series A Notes), (ii) make the Asset Sale Offer only with respect to that portion of the Excess Proceeds allocated to the Asset Sale Senior Debt other than the Series A Notes, and (iii) retain the portion of the Excess Proceeds allocated to the Series A Notes and use such funds to make an "Asset Sale Offer" as defined in the Series A Indenture.

              (c) Within 30 days of the date that the amount of Excess Proceeds exceeds $15,000,000, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company stating:

                           (i) that an Asset Sale Offer is being made pursuant to this Section 4.7 and that all Senior Notes properly tendered will be accepted for payment, subject to proration in the event that the amount of Excess Proceeds is less than the aggregate Asset Sale Offer Purchase Price of all Senior Notes properly tendered pursuant to the Asset Sale Offer;

                           (ii) the Asset Sale Offer Purchase Price, the amount of Excess Proceeds that are available to be applied to purchase tendered Senior Notes, and the date Senior Notes are to be purchased pursuant to the Asset Sale Offer (the "Asset Sale Offer Purchase Date"), which date shall be a date no earlier than 30 days and not later than 40 days subsequent to the date such notice is mailed;

                           (iii) that any Senior Notes or portions thereof not properly tendered or accepted for payment will continue to accrue interest;

                           (iv) that, unless the Company defaults in the payment of the Asset Sale Offer Purchase Price with respect thereto, all Senior Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Offer Purchase Date;

                           (v) that any Holder electing to have any Senior Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Senior Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Asset Sale Offer Purchase Date;

                           (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Offer Purchase Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Senior Notes or portions thereof purchased pursuant to the Asset Sale Offer;

                           (vii) that any Holder electing to have Senior Notes purchased pursuant to the Asset Sale Offer must specify the principal amount at Stated Maturity that is being tendered for purchase, which principal amount at Stated Maturity must be $1,000 or an integral multiple thereof;

                           (viii) if Certificated Senior Notes have been issued pursuant to Section 2.6(a), that any Holder of Certificated Senior Notes whose Certificated Senior Notes are being purchased only in part will be issued new Certificated Senior Notes equal in principal amount at Stated Maturity to the unpurchased portion of the Certificated Senior Note or Senior Notes surrendered, which unpurchased portion will be equal in principal amount at Stated Maturity to $1,000 or an integral multiple thereof;

                           (ix) that the Trustee will return to the Holder of a Global Senior Note that is being purchased in part, such Global Senior Note with a notation on Schedule A thereof adjusting the principal amount at Stated Maturity thereof to be equal to the unpurchased portion of such Global Senior Note; and

                           (x) the instructions and any other information necessary to enable any Holder to tender Senior Notes and to have such Senior Notes purchased, or to withdraw such tender, pursuant to this
         Section 4.7.

              (d) If the aggregate Asset Sale Offer Purchase Price of the Senior Notes surrendered by Holders exceeds the amount of Excess Proceeds as indicated in the notice required by Section 4.7(c) hereof, the Trustee shall select the Senior Notes to be purchased on a pro rata basis based on the principal amount of the Senior Notes tendered, with such adjustments as may be deemed appropriate by the Trustee and to comply with any securities exchange and other applicable requirements, so that only Senior Notes in denominations of $1,000 or integral multiples thereof shall be purchased.

              (e) On or before the Asset Sale Offer Purchase Date, the Company shall (i) accept for payment any Senior Notes or portions thereof properly tendered and selected for purchase pursuant to the Asset Sale and Section 4.7(d) hereof; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Asset Sale Offer Purchase Price in respect of all Senior Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Senior Notes so accepted together with an Officers' Certificate listing the Senior Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Senior Notes or portions thereof so accepted for payment, payment in an amount equal to the Asset Sale Offer Purchase Price for such Senior Notes or portions thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date. For purposes of this Section 4.7, the Trustee shall act as the Paying Agent.

              (f) Upon surrender and cancellation of a Certificated Senior Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Senior Note a new Certificated Senior Note equal in principal amount to the unpurchased portion of such surrendered Certificated Senior Note; provided that each such new Certificated Senior Note shall be in a principal amount at Stated Maturity of $1,000 or an integral multiple thereof.

              (g) Upon surrender of a Global Senior Note that is purchased in part pursuant to an Asset Sale Offer, the Paying Agent shall forward such Global Senior Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Senior Note to an amount equal to the unpurchased portion of such Global Senior Note, as provided in Section 2.6 hereof.

              (h) Upon completion of an Asset Sale Offer (including payment of the Asset Sale Offer Purchase Price for accepted Senior Notes), any surplus Excess Proceeds that were subject to such offer shall cease to be Excess Proceeds, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

              (i) The Company shall comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that an Asset Sale Offer is required under the circumstances described herein.

              (j) Asset Sale Offers are subject to Section 4.16 hereof.

SECTION 4.8.  Limitation on Transactions with Affiliates.

              (a) Subsequent to the Issue Date, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transaction (including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service with any Affiliate of the Company, other than transactions among the Company and any Guarantors or any Wholly Owned Subsidiaries) unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate and (ii) (A) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $2,000,000 but less than $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above; or
(B) with respect to a transaction or series of related transactions that has a Fair Market Value equal to or in excess of $5,000,000, the transaction or series of related transactions is approved by a majority of the Board of Directors of the Company (including a majority of the disinterested directors), which approval is set forth in a Board Resolution certifying that such transaction or series of transactions complies with clause (i) above.

              (b) The foregoing provisions shall not be applicable to (i) reasonable and customary compensation, indemnification and other benefits paid or made available to an officer, director or employee of the Company or a Subsidiary for services rendered in such person's capacity as an officer, director or employee (including reimbursement or advancement of reasonable out-of-pocket expenses and provisions of directors' and officers' liability insurance) or (ii) the making of any Restricted Payment otherwise permitted by this Indenture.

SECTION 4.9.  Change of Control.

              (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all of such Holder's Senior Notes in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount at Stated Maturity thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date on the terms described below.

              (b) Within 30 days following any Change of Control, the Company or the Trustee (at the expense of the Company) will mail a notice to each Holder and to the Trustee stating,

                           (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.9, and that, although Holders are not required to tender their Senior Notes, all Senior Notes that are timely tendered will be accepted for payment;

                           (ii) the Change of Control Purchase Price and the repurchase date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (the "Change of Control Payment Date");

                           (iii) that any Senior Note or portion thereof accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) will cease to accrue interest after the Change of Control Payment Date;

                           (iv) that any Senior Note or portion thereof not properly tendered will continue to accrue interest;

                           (v) that any Holder electing to have any Senior Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Senior Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business day preceding the Change of Control Date;

                           (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Senior Notes or portions thereof purchased pursuant to the Change of Control Offer;

                           (vii) that any Holder electing to have Senior Notes purchased pursuant to the Change of Control Offer must specify the principal amount at Stated Maturity that is being tendered for purchase, which principal amount at Stated Maturity must be $1,000 or an integral multiple thereof;

                           (viii) if Certificated Senior Notes have been issued pursuant to Section 2.6(a), that any Holder of Certificated Senior Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Senior Notes equal in principal amount at Stated Maturity to the unpurchased portion of the Certificated Senior Note or Securities surrendered, which unpurchased portion will be equal in principal amount at Stated Maturity to $1,000 or an integral multiple thereof;

                           (ix) that the Trustee will return to the Holder of a Global Senior Note that is being purchased in part, such Senior Note with a notation on Schedule A thereof adjusting the principal amount at Stated Maturity thereof to be equal to the unpurchased portion of such Global Senior Note;



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



                           (x) the instructions and any other information necessary to enable any Holder to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                           (xi) the instructions and any other information necessary to enable Holders to tender their Senior Notes and have such Senior Notes purchased pursuant to the Change of Control Offer.

                  (c) On or before the Change of Control Payment Date, the Company shall (i) accept for payment any Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Senior Notes or portions thereof so accepted, including interest, if applicable; and (iii) deliver, or cause to be delivered, to the Trustee the Senior Notes so accepted together with an Officers' Certificate listing the Senior Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Senior Notes or portions thereof so accepted for payment, payment in an amount equal to the Change of Control Purchase Price for such Senior Notes or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this
Section 4.9, the Trustee shall act as the Paying Agent.

                  (d) Upon surrender and cancellation of a Certificated Senior Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Senior Note, a new Certificated Note equal in principal amount at Stated Maturity to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Senior Note shall be in a principal amount of $1,000 at Stated Maturity or an integral multiple thereof.

                  Upon surrender of a Global Senior Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Senior Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount at Stated Maturity of such Global Note to an amount equal to the unpurchased portion of such Global Senior Note, as provided in Section 2.6 hereof.

                  (e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and repurchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

                  (f) The Company will comply with any applicable tender offer rules (including,



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



without limitation, any applicable requirements of Rule 14e-1 under the Exchange
Act) in the event that the Change of Control Offer is triggered under the circumstances described herein.

              (g) Change of Control Offers are subject to Section 4.16 hereof.

SECTION 4.10.  Limitation on Liens.

              The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, affirm, incur, assume or suffer to exist any Liens of any kind other than Permitted Liens on or with respect to any Property or assets of the Company or such Subsidiary or any interest therein or any income or profits therefrom, whether owned at the Series A Issue Date or thereafter acquired, without effectively providing that the Senior Notes shall be secured equally and ratably with (or prior to) the Indebtedness so secured for so long as such obligations are so secured.

SECTION 4.11.  Limitation on Guarantees by Guarantors.

              The Company will not permit any Guarantor to guarantee the payment of any Subordinated Indebtedness of the Company unless such guarantee shall be subordinated to such Guarantor's Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Senior Notes; provided that this covenant will not be applicable to any guarantee of any Guarantor that (i) existed at the time at which such Person became a Subsidiary of the Company and
(ii) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

SECTION 4.12.  Unrestricted Subsidiaries.

              (a) The Company may designate a subsidiary (including a newly formed or newly acquired subsidiary) of the Company or any of its Subsidiaries as an Unrestricted Subsidiary; provided that (i) immediately after giving effect to the transaction, the Company could incur $1.00 of additional Indebtedness pursuant to the first sentence of Section 4.3 and (ii) such designation is at the time permitted under Section 4.5. Notwithstanding any provisions of this covenant all subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

              (b) The Company will not, and will not permit any of its Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Subsidiary) at the date of determination) becoming a Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 4.3 and (ii) no Default or Event of Default would occur.



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



              (c) Subject to Sections 4.12(a) and (b), an Unrestricted Subsidiary may be redesignated as a Subsidiary. The designation of a subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Subsidiary in compliance with this Section 4.12 shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee. Any Unrestricted Subsidiary shall become a Subsidiary if it incurs any Indebtedness other than Non-Recourse Indebtedness. If at any time Indebtedness of an Unrestricted Subsidiary which was Non-Recourse Indebtedness no longer so qualifies, such Indebtedness shall be deemed to have been incurred when such Non-Recourse Indebtedness becomes Indebtedness.

SECTION 4.13.  Limitation on Sale and Lease-Back Transactions.

              The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction unless (i) the proceeds from such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of such Property being transferred and (ii) the Company or such Subsidiary would have been permitted to enter into such transaction under the provisions of Sections 4.3, 4.4 and 4.10.

SECTION 4.14.  Limitation on Line of Business.

              None of the Company or any of its Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related Business.

SECTION 4.15.  Limitation on Restrictive Covenants.

              The restrictive covenants set forth herein, including, without limitation, those set forth in Sections 4.5, 4.7 and 4.8, shall be and shall be deemed limited to the extent necessary so that the creation, existence and effectiveness of such restrictive covenants shall not result in a breach of
Section 4.6 of the Series A Indenture.



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



SECTION 4.16. Limitation on Redemptions and Other Repayments of Notes and Series A Notes.

              The Company will not optionally make any principal payment on, or redeem, repurchase, defease (including in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity (collectively, for purposes of this covenant only, "redeem," and such action being a "redemption") the Senior Notes unless, substantially concurrently with such redemption, the Company redeems (or, if such redemption requires the consent of the holders of the Series A Notes, offers to redeem) an aggregate principal amount of the Series A Notes (rounded to the nearest integral multiple of $1,000) equal to the product of (i) a fraction, the numerator of which is the aggregate principal amount of the Senior Notes to be so redeemed (or for which such offer to redeem will be made) and the denominator of which is the aggregate principal amount of the Senior Notes outstanding immediately prior to such proposed redemption and (ii) the aggregate principal amount of the Series A Notes outstanding immediately prior to such proposed redemption.

              The Company will not optionally redeem the Series A Notes unless, substantially concurrently with such redemption, the Company redeems (or, if such redemption requires the consent of the holders of the Senior Notes, offers to redeem) an aggregate principal amount of the Senior Notes (rounded to the nearest integral multiple of $1,000) equal to the product of (i) a fraction, the numerator of which is the aggregate principal amount of the Series A Notes to be so redeemed (or for which such offer to redeem will be made) and the denominator of which is the aggregate principal amount of the Series A Notes outstanding immediately prior to such proposed redemption and (ii) the aggregate principal amount of the Senior Notes outstanding immediately prior to such proposed redemption.

SECTION 4.17.  Maintenance of Office or Agency.

              The Company shall maintain in The City of New York, an office or agency where Senior Notes may be presented or surrendered for payment, where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee such office or agency shall be the office of the Trustee's agent, Chase Trust Company of New York, which is located at 55 Water Street, North Building, Room 234, Windows 20 and 21, New York, New York 10041,
Attention: Vice President, Global Trust Services. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.



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



              The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Senior Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

SECTION 4.18.  Money for the Senior Note Payments to be Held in Trust.

              If the Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Senior Notes, such Paying Agent shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Senior Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal (and premium, if any) or interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

              Whenever the Company shall have one or more Paying Agents with respect to the Senior Notes, it shall, prior to or on each due date of the principal of (and premium, if any) or interest on any of the Senior Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

SECTION 4.19.  Corporate Existence.

              The Company will, and will cause each of its Subsidiaries to, preserve and keep in full force and effect its corporate existence in accordance with applicable law, except as permitted in Sections 5.1 and 5.2; provided, however, that the Company may terminate the corporate existence of any Subsidiary if, in the good faith judgment of the Board of Directors of the Company, such termination is desirable in the conduct of the business of the Company and its Subsidiaries and is not disadvantageous in any material respect to the Holders of the Senior Notes.



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SECTION 4.20.  Maintenance of Property.

              The Company shall cause all Property used in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.20 shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders of the Senior Notes.

SECTION 4.21.  Payment of Taxes and Other Claims.

              The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property or assets of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

SECTION 4.22.  Compliance Certificate; Notice of Default or Event of Default.

              (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate (which shall be signed by officers satisfying the requirements of Section 314 of the Trust Indenture Act) stating whether or not, to the best knowledge of such officers, the Company has complied with all conditions and covenants under this Indenture, and, if the Company shall be in Default, specifying all such Defaults and the nature thereof of which such officer may have knowledge.

              (b) The year-end financial statements delivered pursuant to
Section 4.2 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any of its Subsidiaries has violated the provisions of Section 4.1, 4.3, 4.4, 4.5, 4.7, 4.9 or 4.19 hereof or of Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence



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thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation, and it being further understood that such statement may not be provided to the extent contrary to the then current recommendations of the accountants' governing body.

              (c) The Company will, so long as any of the Senior Notes are outstanding, deliver to the Trustee, within 5 days of any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.1(e), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company or applicable Subsidiary is taking or proposes to take with respect thereto.

SECTION 4.23.  Further Instruments and Acts.

              Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.24. Prohibition on Company and Guarantors Becoming Investment
Companies.

              None of the Company or the Guarantors shall become an "investment company" as defined in the Investment Company Act of 1940, as amended.

SECTION 4.25. Stay, Extension and Usury Laws.

              The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit of advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.



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                                    ARTICLE 5

              Consolidation, Merger, Conveyance, Lease or Transfer

SECTION 5.1. Consolidation, Merger, Conveyance, Lease or Transfer.

              (a) The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing corporation), or continue in any new jurisdiction, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole, to any Person, unless

                           (i) either (A) the Company shall be the continuing
                  corporation or (B) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Senior Notes and the performance of the Company's covenants and obligations under this Indenture;

                           (ii) immediately before and after giving effect to
                  such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing or would result therefrom;

                           (iii) immediately after giving effect to such
                  transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transactions; and

                           (iv) immediately after giving effect to any such
                  transaction or series of transactions on a pro forma basis as if such transaction or series of transactions had occurred on the first day of the Determination Period, the Company (or the Surviving



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



                  Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness pursuant to the provisions of the first sentence of Section 4.3.

                  (b) The provision of Section 5.1(a)(iv) above shall not apply to any merger or consolidation into or with, or any such transfer of all or substantially all of the Property and assets of the Company and the Subsidiaries taken as a whole into, the Company.

SECTION 5.2. Officers' Certificate and Opinion of Counsel.

              In connection with any consolidation, merger, continuance, transfer of assets or other transactions contemplated by Section 5.1, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, continuance, sale, assignment, conveyance or transfer and the supplemental indenture in respect thereto comply with the provisions of this Indenture and that all conditions precedent in this Indenture relating to such transactions have been complied with.

SECTION 5.3. Substitution of Surviving Entity.

              Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, this Article 5, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Senior Notes with the same effect as if such Surviving Entity had been named as the Company in this Indenture; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Senior Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

              If such Surviving Entity shall have succeeded to and been substituted for the Company, such Surviving Entity may cause to be signed,, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Senior Notes delivered to the Trustee; and, upon the order of such Surviving Entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Senior Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Senior Notes which such Surviving Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose (in each instance with endorsements of Guarantees thereon by the Guarantors). All of the Senior Notes so issued and so endorsed shall in all respects have the same legal rank and benefit under this Indenture as the Senior Notes theretofore or thereafter issued and endorsed in accordance with the terms of this Indenture and the Guarantee as though all of such Senior Notes had been issued and endorsed at the date of the execution hereof.



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



              In case of any such consolidation, merger, continuance, sale, transfer, conveyance or other disposal, such changes in phraseology and form (but not in substance) may be made in the Senior Notes thereafter to be issued or the Guarantees to be endorsed thereon as may be appropriate.

              For all purposes of this Indenture and the Senior Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Indebtedness, and all Liens on Property or assets, of the Surviving Entity and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

                                    ARTICLE 6

                              Defaults and Remedies

SECTION 6.1.  Events of Default.

              Whenever used herein, an "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (a) default in the payment of interest on any Senior Note pursuant to this Indenture when the same becomes due and payable, and the continuance of such Default for a period of 30 days;

              (b) default in the payment of principal of (or premium, if any, on) any Senior Note when the same becomes due and payable, whether upon Maturity, upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any such Senior Note as required pursuant to the provisions of the Senior Notes and this Indenture;

              (c) the Company fails to comply with any of its covenants or agreements contained in Sections 4.3, 4.4, 4.5, 4.7, 4.9, 4.13 and 5.1 of this Indenture;

              (d) the Company defaults in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty addressed in clause (a), (b) or (c) above) and continuance of such Default or breach for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount at Stated Maturity of the outstanding Senior Notes;

              (e) Indebtedness of the Company or any Subsidiary is not paid when due within



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



the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10,000,000;

              (f) the entry by a court of competent jurisdiction of one or more final judgments against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5,000,000 which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 60 consecutive days;

              (g) the entry by a court having jurisdiction in the premises of
(i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

              (h) (i) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary; or (iii) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Company or any Significant



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Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

              (i) any Guarantee shall for any reason cease to be, or be asserted by the Company or any Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Guarantee in accordance with the provisions of this Indenture).

SECTION 6.2.  Acceleration.

              If an Event of Default (other than an Event of Default described in clause (g) or (h) of Section 6.1) occurs and shall be continuing, then in each and every case the Trustee or the Holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of the Senior Notes may declare the principal amount at Stated Maturity of the Senior Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders of such Senior Notes), and upon any such declaration the principal amount at Stated Maturity of, premium, if any, on, any accrued and unpaid interest on, and any other amounts payable in respect of, the Senior Notes then outstanding will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) of Section 6.1 occurs, the principal amount at Stated Maturity of, premium, if any, and any accrued and unpaid interest on, and any other amount payable in respect of, the Senior Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of such Senior Notes. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.1(e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.1(e) shall be remedied or cured or waived by the holders of the relevant Indebtedness within 30 days after such event of default; provided that no judgment or decree for the payment of the money due on the Senior Notes has been obtained by the Trustee as provided in this Indenture.

              After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount at Stated Maturity of the Senior Notes at the time outstanding may rescind and annul such acceleration if

              (a) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay

                  (i) all money paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel,

                  (ii) all overdue installments of interest on any other amounts due in



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



         respect of all Senior Notes;

                  (iii) the principal of (and premium, if any, on ) any Senior Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Senior Notes and this Indenture; and

                  (iv) to the extent that payment of such interest is lawful, interest upon Defaulted Interest at the rate or rates prescribed therefor in the Senior Notes and this Indenture;

              (b) all Events of Default, other than the nonpayment of principal of Senior Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4;

              (c) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

              (d) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (b) and (c) of this sentence.

              No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3.  Other Remedies.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal (and premium, if any) of or interest on, and any other amounts then due in respect of, the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.



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SECTION 6.4.  Waiver of Past Defaults.

              The Holders of a majority in principal amount at Stated Maturity of the Senior Notes then outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Senior Note or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.5.  Control by Majority.

              The Holders of a majority in principal amount at Stated Maturity of the Senior Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudiced to such Holders, or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6.  Limitation on Suits.

              No Holder of any Senior Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy hereunder, unless:

                           (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Senior Notes;

                           (ii) the Holders of at least 25% in aggregate principal amount at Stated Maturity of the Senior Notes then outstanding have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

                           (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount at Stated Maturity of the Senior Notes then outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.



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



                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7.  Rights of Holders to Receive Payment.

              Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Senior Notes held by such Holder, on or after the respective due dates expressed in the Senior Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.  Collection Suit by Trustee.

              If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

SECTION 6.9.  Trustee May File Proofs of Claim.

              The Trustee shall be entitled and empowered, without regard to whether the Trustee or any Holder shall have made any demand or performed any other act pursuant to the provisions of this Article and without regard to whether the principal of the Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise, by intervention in any proceedings relative to the Company or any Obligor upon the Senior Notes, or to the creditors or Property or assets of the Company, any Guarantor or any other Obligor or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be entitled and empowered in such instances:

              (a) to file and prove a claim or claims for the whole amount of principal (and premium, if any), interest and any other amounts owing and unpaid in respect of the Senior Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.7 hereof) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Senior Notes, or to the creditors or property of the Company, any Guarantor, or any such other Obligor,

              (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Senior Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing



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



similar functions in comparable proceedings, and

              (c) to collect and receive any moneys or other Property or assets payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.7.

              Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

              In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Senior Notes, and it shall not be necessary to make any Holders of the Senior Notes parties to any such proceedings.

SECTION 6.10.  Priorities.

              If the Trustee collects any money or property pursuant to this
Article 6, it shall pay out the money or property in the following order:

              FIRST: to the Trustee for amounts due under Section 7.7;

              SECOND: to Holders for amounts due and unpaid on the Senior Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal (premium, if any) and interest, respectively; and

              THIRD: to the Company or the Guarantors or to such other party as a court of competent jurisdiction shall direct.

              The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.



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SECTION 6.11.  Undertaking for Costs.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount at Stated Maturity of the Senior Notes.

SECTION 6.12. Restoration of Rights and Remedies.

              If the Trustee or any Holder of Senior Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.13. Rights and Remedies Cumulative.

              No right or remedy conferred herein, upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14. Delay or Omission Not Waiver.

              No delay or omission of the Trustee or of any Holder of any Senior Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.



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                                    ARTICLE 7

                                     Trustee

SECTION 7.1.  Duties of Trustee.

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

              (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1)   this subsection does not limit the effect of subsection
                        (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                        Section 6.5.

              (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section.



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              (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

              (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

              (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

SECTION 7.2. Rights of Trustee.

              (a) Subject to the provisions of Section 7.1(a) hereof, the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

              (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

              (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Senior Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

              (f) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officer's Certificate, or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture,



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note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Senior Notes then outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand.

              (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

              (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

              (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

              (j) Except for (i) a default under Section 6.1(a) or (b), or (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount at Stated Maturity of the Senior Notes then outstanding; provided that the Trustee shall comply with the "automatic stay" provisions contained in the U.S. bankruptcy laws, if applicable; and as used herein, the term "actual knowledge" means the actual fact or statement of knowing by a Responsible Officer, without any duty to make any investigation with regard thereto.

SECTION 7.3. Individual Rights of Trustee.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.



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SECTION 7.4. Trustee's Disclaimer.

              The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Senior Notes or in the Senior Notes other than the Trustee's certificate of authentication.

SECTION 7.5.  Notice of Defaults.

              If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of (or premium, if any) or interest on any Senior Note (including payments pursuant to the mandatory repurchase provisions of such Senior Note, if any), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6.  Reports by Trustee to Holders.

              As promptly as practicable after May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to August 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a) if and to the extent required by TIA
Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and
313(c).

              A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Senior Notes are listed. The Company agrees to notify promptly the Trustee whenever the Senior Notes become listed on any stock exchange and of any delisting thereof.



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SECTION 7.7.  Compensation and Indemnity.

              The Company shall pay to the Trustee promptly upon request from time to time the compensation for its services as agreed to by the Trustee and the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or reasonable expense (including reasonable attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld.

              To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Senior Notes.

              The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under any applicable bankruptcy laws.

SECTION 7.8.  Replacement of Trustee.

              The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount at Stated Maturity of the Senior Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. If at any time:

                           (i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request thereof by the Company or by any Holder who has been a bona fide Holder of a Senior Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b); or

                           (ii) the Trustee shall cease to be eligible under
         Section 7.10 hereof and



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



         shall fail to resign after written request therefor by the Company or by any Holder; or

                           (iii) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its Property and assets or affairs, or any public officer shall take charge or control of the Trustee or of its Property and assets or affairs for the purpose of rehabilitation, conservation, winding-up or liquidation; or

                           (iv) the Trustee shall commence a voluntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its Property and assets or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Senior Notes, or (ii) subject to Section 6.11 hereof, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Senior Notes.

              If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount at Stated Maturity of the Senior Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7.

              If a successor Trustee does not take office within 60 days after the retiring Trustee



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resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount at Stated Maturity of the Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9.  Successor Trustee by Merger.

              If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

              In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Senior Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Senior Notes so authenticated; and in case at that time any of the Senior Notes shall not have been authenticated, any successor to the Trustee may authenticate such Senior Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Senior Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification.

              The Trustee shall at all times satisfy the requirements of TIA
Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.



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SECTION 7.11. Preferential Collection of Claims Against Company.

              The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                           Satisfaction and Discharge

SECTION 8.1.  Satisfaction and Discharge.

              This Indenture shall upon the request of the Company cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Senior Notes herein expressly provided for, the Company's obligations under Sections 7.7 and 8.4 hereof, and the Company's, the Trustee's and the Paying Agent's obligations under Section 8.3 hereof) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

                  (a)      either

                           (i) all Senior Notes therefore authenticated and delivered (other than (A) Senior Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section
         2.8 and (B) Senior Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter paid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                           (ii) all such Senior Notes not theretofore delivered to the Trustee for cancellation

                           (A)  have become due and payable, or

                           (B) will become due and payable at their Stated Maturity within one year, or

                           (C) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money or U.S. Government Obligations in an amount sufficient (as certified by an independent public



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         accountant designated by the Company) to pay and discharge the entire indebtedness of such Senior Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest, if any, to the date of such deposit (in the case of Senior Notes which have become due and payable) or the Stated Maturity or Redemption Date, as the case may be;

                  (b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company;

                  (c) no Default or Event of Default with respect to the Senior Notes shall have occurred and be continuing on the date of such deposit and after giving effect to such deposit; and

                  (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.3, 2.4, 2.6, 2.8, 2.11, 7.7, 7.8, 8.2, 8.3 and 8.4, and the Trustee's and Paying Agent's obligations in
Section 8.3 shall survive until the Senior Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 8.3 and 8.4 and the Trustee's and Paying Agent's obligations in Section 8.3 shall survive.

                  In order to have money available on a payment date to pay principal (and premium, if any, on) or interest on the Senior Notes, the U.S. Government Obligations shall be payable as to principal (and premium, if any) or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.2.  Application of Trust Money.

              All money deposited with the Trustee pursuant to Section 8.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.



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SECTION 8.3.  Repayment to the Company.

              The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

              The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Company shall have either caused notice of such payment to be mailed to each Senior Noteholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.4.  Reinstatement.

              If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and Guarantors' obligations under this Indenture, the Senior Notes and the Guarantees shall be revived and reinstated as though no deposit has occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if the Company or the Guarantors have made any payment of interest on or principal of any Senior Notes because of the reinstatement of their Obligations, the Company or such Guarantors shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Defeasance

SECTION 9.1.  Company's Option to Effect Defeasance or Covenant Defeasance.

              The Company may elect, at its option, at any time, to have Section
9.2 or Section 9.3 hereof applied to the outstanding Senior Notes (in whole and not in part) upon compliance with the conditions set forth below in this Article 9, such election to be evidenced by a Board Resolution delivered to the Trustee.



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



SECTION 9.2.  Defeasance and Discharge.

              Upon the Company's exercise of its option to have this Section 9.2 applied to the outstanding Senior Notes (in whole and not in part), the Company shall be deemed to have been discharged from its Obligations with respect to such Senior Notes as provided in this Section 9.2 on and after the date on which the conditions set forth in Section 9.4 hereof are satisfied (hereinafter called "Defeasance"). For this purpose, Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Senior Notes and the Company and the Guarantors shall be deemed to have satisfied all of their other obligations under such Senior Notes, this Indenture and the Guarantees (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

              (a) the rights of Holders of such Senior Notes to receive, solely from the trust fund described in Section 9.4 hereof and as more fully set forth in Section 9.4, payments in respect of the principal of and any premium and interest on such Senior Notes when payments are due,

              (b) the Company's obligations with respect to such Senior Notes under Sections 2.6, 2.8, 4.17, 4.18 and 4.19 hereof,

              (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture,

              (d) Article 3 hereof, and

              (e) this Article 9.

              Subject to compliance with this Article 9, the Company may exercise its option to have this Section 9.2 applied to the outstanding Senior Notes notwithstanding the prior exercise of its option to have Section 9.3 hereof applied to such Senior Notes.



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



SECTION 9.3.  Covenant Defeasance.

              Upon the Company's exercise of its option to have this Section 9.3 applied to the outstanding Senior Notes (in whole and not in part), (i) the Company and the Guarantors shall be released from their respective obligations under Sections 5.1 and 5.2, Sections 4.2 through 4.14, inclusive, Sections 4.20,
4.21 and 4.22 and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 10.1 hereof, and (ii) the occurrence of any event specified in Section 6.1(c) or 6.1(d) hereof, with respect to any of Section 5.1 and 5.2, Sections 4.3 through 4.14, inclusive, Sections 4.20, 4.21 and 4.22, and any covenant added to this Indenture subsequent to the Issue Date pursuant to
Section 10.1 hereof, shall be deemed not to be or result in an Event of Default, in each case with respect to such Senior Notes as provided in this Section 9.3 on and after the date on which the conditions set forth in Section 9.4 hereof are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, Covenant Defeasance means that, with respect to such Senior Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 6.1(c) and 6.1(d) hereof), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provisions herein or in any other document; but the remainder of this Indenture, the Guarantees and such Senior Notes shall be unaffected thereby.

SECTION 9.4.  Conditions to Defeasance or Covenant Defeasance.

              The following shall be the conditions to the application of
Section 9.3 or Section 9.4 hereof to the outstanding Senior Notes:

              (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Senior Notes, (i) money in an amount, or
(ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (premium, if any on) and any installment of interest on such Senior Notes on the Stated Maturity thereof, in accordance with the terms of this Indenture and such Senior Notes.

              (b) In the event of an election to have Section 9.2 hereof apply to the outstanding Senior Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion



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



shall confirm that, the Holders of such Senior Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Senior Notes and will be subject to United States federal income tax in the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

              (c) In the event of an election to have Section 9.3 hereof apply to the outstanding Senior Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Senior Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Senior Notes and will be subject to United States federal income tax in the same amount, in the same manner and at the same times as would be the case if such deposit, Covenant Defeasance and discharge were not to occur.

              (d) No Default or Event of Default with respect to the outstanding Senior Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto or and no Default or Event of Default under Section 6.1(g) or 6.1(h) shall have occurred at any time on or prior to the 91st day after the date of such deposit and be continuing on such 91st day (it being understood that this condition shall not be deemed satisfied until after such 91st day).

              (e) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (e) that all Senior Notes are in default within the meaning of such Act).

              (f) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound.

              (g) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder.

              (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.



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SECTION 9.5. Deposited Money and U. S. Government Obligations to be Held in
Trust; Miscellaneous Provisions.

              Subject to Section 9.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.4 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Senior Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated upon other funds except to the extent required by law. The Company shall pay and indemnity the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.4 hereof or the principal and interest received in respect thereof other than such tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Senior Notes.

              Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in Section 9.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the outstanding Senior Notes.

SECTION 9.6.  Repayment to Company.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Senior Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, have become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.



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SECTION 9.7.  Reinstatement.

              If the Trustee or Paying Agent is unable to apply any money in accordance with this Article 9 with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture, the Guarantees and such Senior Notes from which the Company or the Guarantors have been discharged or released pursuant to Section 9.2 or 9.3 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 with respect to such Senior Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 9.5 hereof with respect to such Senior Notes in accordance with this Article 9; provided that if the Company or any Guarantor makes any payment of principal of, premium, if any, or interest on any such Senior Note following such reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the Holders of such Senior Notes to receive such payment from the money so held in trust.

                                   ARTICLE 10

                                   Amendments

SECTION 10.1.  Without Consent of Holders.

              (a) The Company, the Guarantors and the Trustee may at any time and from time to time, without notice to or consent of any Holder, enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company and the Guarantors and the assumption by such successor of the covenants and Obligations of the Company under this Indenture and contained in the Senior Notes and the Guarantors contained in this Indenture and the Guarantees;

                  (ii) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power conferred upon the Company or the Guarantors by this Indenture;

                  (iii) to add any additional Events of Default;

                  (iv) to provide for uncertificated Senior Notes in addition to or in place of Certificated Senior Notes;

                  (v) to evidence and provide for the acceptance of appointment under this Indenture by the successor Trustee;



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                    (vi)  to secure the Senior Notes and/or the Guarantees;

                    (vii) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under this Indenture, provided that such actions will not adversely affect the interests of the Holders in any material respect; or

                    (viii) to add or release any Guarantor pursuant to the terms of this Indenture.

SECTION 10.2.  With Consent of Holders.

              With the consent of the Holders of at least a majority of the principal amount at Stated Maturity of the outstanding Senior Notes (including consents obtained in connection with a tender offer or an exchange offer for the Senior Notes), by Act delivered to the Company, the Guarantors and the Trustee, the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing or eliminating any of the provisions of this Indenture or modifying the rights of the Holders of the Senior Notes, provided that no such supplemental indenture, without the consent of the Holder of each outstanding Senior Note affected thereby, will:

              (a) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note, or reduce the principal amount thereof (or any premium, if any), or the interest thereon, that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Senior Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or

              (b) reduce the percentage in principal amount at Stated Maturity of the outstanding Senior Notes, the consent of whose Holders is required for any such supplemental indenture or required for any waiver of compliance with the provisions of this Indenture; or

              (c) modify any of the provisions of Section 6.4 hereof, except to increase the percentage set forth therein or to provide that certain other provisions of this Indenture cannot be amended or waived without the consent of the Holder of each outstanding Senior Note affected thereby; or

              (d) subordinate in right of payment, or otherwise subordinate, the Senior Notes or the Guarantees to any other Indebtedness; or

              (e) modify any provision of this Indenture relating to the obligations of the Company to make offers to purchase Senior Notes upon a Change of Control or from the proceeds



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of an Asset Sale; or

              (f) modify any of the provisions of this Section 10.2 except to increase any percentage set forth herein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each outstanding Senior Note affected thereby; or

              (g) amend, supplement or otherwise modify the provisions of this Indenture relating to the Guarantees.

              It shall not be necessary for any Act of Holders under this
Section 10.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 10.3.  Effect of Supplemental Indentures.

              Upon the execution of any supplemental indenture under this
Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. After a supplemental indenture becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 10.4.  Compliance with Trust Indenture Act.

              Every amendment to this Indenture or the Senior Notes shall comply with the Trust Indenture Act as then in effect.

SECTION 10.5.  Revocation and Effect of Consents and Waivers.

              (a) A consent to an amendment or a waiver by a Holder of a Senior Note shall bind the Holder and every subsequent Holder of that Senior Note or portion of the Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent or waiver is not made on the Senior Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Senior Note or portion of the Senior Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of a supplemental indenture containing such amendment or waiver by the Trustee.

              (b) The Company may, but shall not be obligated to, fix a record date for the



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purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding subsection, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 10.6. Notation on or Exchange of Senior Notes.

              If an amendment changes the terms of a Senior Note, the Trustee may require the Holder of the Senior Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Senior Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Senior Note shall issue and the Trustee shall authenticate a new Senior Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Senior Note shall not affect the validity of such amendment.

SECTION 10.7. Trustee To Execute Supplemental Indentures.

              The Trustee shall execute any supplemental indenture authorized pursuant to this Article 10 if such supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but shall not be required to, execute such supplemental indenture. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel provided by the Company stating that:

              (a) such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied:

              (b) the Company and the Guarantors have all necessary corporate power and authority to execute and deliver the supplemental indenture and that the execution, delivery and performance of such supplemental indenture has been duly authorized by all necessary corporate action of the Company and the Guarantors;

              (c) the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Indenture,
(ii) the charter documents and by-laws of the Company or any Guarantor, or (iii) any material agreement or instrument to which the Company or any Guarantor is



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subject and of which such counsel is aware;

              (d) to the knowledge of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the company or any Guarantor, or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or any Guarantor;

              (e) such supplemental indenture has been duly and validly executed and delivered by the Company and the Guarantors, and the Indenture together with such supplemental indenture constitutes a legal, valid and binding obligations of the Company and the Guarantors enforceable against the Company and the Guarantors, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and

              (f) the Indenture together with such amendment or supplement complies with the Trust Indenture Act.

SECTION 10.8. Payment for Consent.

              Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.



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                                   ARTICLE 11

                                   Guarantees

SECTION 11.1. Guarantees.

              (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors, hereby jointly and severally and irrevocably and unconditionally guarantees to the Trustee and to each Holder of a Senior Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture or the Senior Notes or the Obligations of the Company and the Guarantors under this Indenture, that: (i) the principal of, premium, if any, and any interest, on the Senior Notes (including, without limitation, any interest that accrues after the filing of a proceeding of the type described in Sections 6.1(g) and (h)) and any fees, expenses and other amounts owing under this Indenture will be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Senior Notes and any other amounts due in respect of the Senior Notes, and all other Obligations of the Company and the Guarantors to the Holders of the Senior Notes under this Indenture and the Senior Notes, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms hereof and of the Senior Notes; and (ii) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon Change of Control Offer, Asset Sale Offer, purchase or otherwise. If payment is not made when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same individually whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Sction 6.2. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. An Event of Default under this Indenture or the Senior Notes shall constitute an Event of Default under this Guarantee, and shall entitle the Holders to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. This Guarantee is intended to be superior to or pari passu in right of payment with all Indebtedness of the Guarantors and each Guarantor's Obligations are independent of any Obligation of the Company or any other Guarantor.

              (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations under this Indenture or the Senior Notes and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Senior Notes or the Obligations. The Obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Senior Notes or any other



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agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Senior Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

              (c) The Obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations of the Company or otherwise. Without limiting the generality of the foregoing, the Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Senior Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of the Company, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

              (d) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, on or interest on any Obligation of the Company is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

              (e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, on or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Holders and the Trustee.

              (f) Until such time as the Senior Notes and the other Obligations of the Company guaranteed hereby have been satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations



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under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Company or any other Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payments in full of the Senior Notes and all other amounts payable under this Indenture, this Guarantee and the Stated Maturity of the Notes, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Notes and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any Obligations or other amounts payable under this Guarantee thereafter arising.

              (g) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.1 is knowingly made in contemplation of such benefits. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 11, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations guaranteed hereby as provided in
Article 6, such Obligations (whether or not due and payable) shall further then become due and payable by the Guarantors for the purposes of this Guarantee.

              (h) A Guarantor that makes a distribution or payment under a Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging the Company's obligations with respect to the Senior Notes and this Indenture or any other Guarantor with respect to its Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Senior Notes under the Guarantees.

              (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.



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SECTION 11.2. Limitation on Liability.

              Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, void, voidable or unenforceable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the Obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations hereunder, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

SECTION 11.3. Execution and Delivery of Guarantees.

              To further evidence its Guarantee set forth in Section 11.1 hereof, each Guarantor hereby agrees that notation of such Guarantee shall be endorsed on each Senior Note authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an authorized officer of such Guarantor. Each Guarantor hereby agrees that its Guarantee set forth in
Section 11.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. If an officer of a Guarantor whose signature is on this Indenture or a Senior Note no longer holds that office at the time the Trustee authenticates such Senior Note or at any time thereafter, such Guarantor's Guarantee of such Senior Note shall be valid nevertheless. The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.



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SECTION 11.4. When a Guarantor May Merge, etc.

              No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another corporation, Person or entity whether or not affiliated with such Guarantor (but excluding any consolidation, amalgamation or merger if the surviving corporation is no longer a Subsidiary) unless (i) subject to the provisions of Section 11.7 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee under the Senior Notes and this Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. In connection with any such consolidation or merger, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel stating that such consolidation or merger is permitted by this Section 11.4.

SECTION 11.5. No Waiver.

              Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.6. Modification.

              No modification, amendment or waiver of any provision of this
Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.



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SECTION 11.7. Release of Guarantor.

              Upon the sale or other transfer of all of the Capital Stock of a Guarantor to any Person that is not an Affiliate of the Company in compliance with the terms of this Indenture (including, without limitation, Section 4.7 hereof) and in a transaction that does not result in a Default or an Event of Default being in existence or continuing immediately thereafter, such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Indenture without any further action required on the part of the Trustee or any Holder; provided that the Net Available Proceeds of such sale or other disposition are applied in accordance with Section 4.7 of this Indenture as if such sale or disposition were an Asset Sale and in accordance with the applicable provisions of this Indenture. The Trustee shall deliver at the expense of the Company an appropriate instrument or instruments evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.7 and the other applicable provisions of this Indenture.

SECTION 11.8. Execution of Supplemental Indentures for Future Guarantors.

              Any Wholly Owned Subsidiary that is a domestic Subsidiary or any other Subsidiary that guarantees any Indebtedness of an Obligor is required to become a Guarantor and the Company shall cause each such Subsidiary to promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Obligations of the Company under the Senior Notes and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, and as to any such other matters as the Trustee may reasonably request.

                                   ARTICLE 12

                                  Miscellaneous

SECTION 12.1. Compliance Certificates and Opinions.

              Upon any application or request by the Company or the Guarantors to the Trustee to take any action under any provision of this Indenture, the Company and the Guarantors, as applicable, shall furnish to the Trustee, to the extent required by the TIA or this Indenture, (i) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

              Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 12.2. Form of Documents Delivered to Trustee.

              In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

              Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or such Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

              Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 12.3. Acts of Holders.

              (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage of Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.1 and 7.2) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section.

              (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient, including the execution of such instrument or writing without more.

              (c) The ownership, principal amount and serial numbers of Senior Notes held by any Person, and the date of holding the same, shall be proved by the Senior Note Register.

              (d) If the Company shall solicit from the Holders of Senior Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Senior Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Senior Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

              (e) Except to the extent otherwise expressly provided in this Indenture, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Senior Note shall bind every future Holder of the same Senior Note and the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Note.

              (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action with regard to any particular Senior Note may do so with regard to all or any part of the principal amount of such Senior Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 12.4. Trust Indenture Act Controls.

              If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by Sections 310 to 318, inclusive, of the Trust Indenture Act, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 12.5. Notices.

              Any notice or communication shall be in writing and delivered in person, or sent by registered or certified mail, by air courier guaranteeing overnight delivery or by fax (promptly confirmed by telephone) and addressed as follows:


                  if to the Company or any Guarantor:

                           Grey Wolf, Inc.
                           10370 Richmond Avenue
                           Suite 600
                           Houston, Texas  77042
                           Attn:  Chief Financial Officer
                           Phone: (281) 435-6100
                           Fax:   (281) 435-6171

                  if to the Trustee:

                           Chase Bank of Texas, National Association
                           600 Travis Street, Suite 1150
                           Houston, Texas  77002
                           Attention:  Corporate Trust Division
                           Phone: (713) 216-5811
                           Fax:   (713) 216-5476

                  with a copy to the Trustee's Dallas Payment Office:

                           Chase Bank of Texas, National Association
                           1201 Main Street
                           Dallas, Texas  75202
                           Attn:  Corporate Trust Services

              The Company, the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

              Any notice or communication mailed to a Holder shall be sent to the Holder by first class mail, postage prepaid, at the Holder's address as it appears in the Senior Note Register and shall be given if so sent within the time prescribed. Failure to mail a notice or communications to a Holder or any default in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or faxed to the Company, the Guarantors, the Trustee or a Holder in the manner provided above, it is duly given, whether or not the addressee receives it but shall not be effective unless in the case of the Company, the Guarantors or the Trustee actually received. In case by reason of the suspension of regular mail service or by reason or any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 12.6. Communication by Holders with Other Holders.

              Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.7. Rules by Trustee, Paying Agent and Registrar.

              The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.8. Payments on Business Days.

              If a payment hereunder is scheduled to be made on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue with respect to that payment during the intervening period. If a regular Record Date is not a Business Day, such Record Date shall not be affected.

SECTION 12.9. GOVERNING LAW.

              THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.10. No Recourse Against Others.

              A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or a Guarantor under the Senior Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Senior Notes.

SECTION 12.11. Submission to Jurisdiction; Appointment of Agent for Service of Process; Waiver of Immunities.

              (a) The Company and each Guarantor hereby irrevocably, to the fullest extent it may do so under applicable law, submits to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York and to the courts of its own corporate domicile with respect to all actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out or relating to this Indenture, the Senior Notes or any transaction contemplated hereby or thereby (a "Proceeding"), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts, to the fullest extent it may do so under applicable law. The Company and each Guarantor irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. The Company and each Guarantor acknowledges that it has, by separate written instrument, irrevocably appointed CT Corporation System (the "Process Agent"), with an office at 1633 Broadway, New York, New York 10019, as its authorized agent to receive on behalf of the Company and each Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any Proceeding, and that the Process Agent has accepted such appointment. If for any reason such Process Agent shall cease to be such agent for service of process, the Company and each Guarantor shall forthwith appoint a new agent of recognized standing for service of process in the State of New York, United States and deliver to the Trustee a copy of the new agent's acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any Paying Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or the Guarantors in any other court of competent jurisdiction.

              (b) Service may be made by delivering by hand a copy of such process to the Company or the Guarantors, as the case may be, in care of the Process Agent at the address specified above. The Company and the Guarantors hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf. Failure of the Process Agent to give notice to the Company or the Guarantors or failure of the Company or the Guarantors to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent or the Company or the Guarantors. As an alternative method of service, the Company and the Guarantors also irrevocably consent to the service of any and all process in any such proceeding by the delivery by hand of copies of such process to the Company or the Guarantors, as the case may be, at the applicable address specified in Section 12.5 hereof or at the address most recently furnished in writing by the Company or the Guarantors to the Trustee. The Company and the Guarantors covenant and agree that they shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process

Agent specified above in full force and effect during the term of the Senior Notes, and to cause the Process Agent to continue to act as such.

              (c) The Company and the Guarantors irrevocably agree that, in any Proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such Proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of their assets or from execution of judgment shall be claimed by them or on their behalf or with respect to their assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. The Company and the Guarantors irrevocably agree that, where permitted by applicable law, they and their assets are, and shall be, subject to such Proceedings, attachment or execution in respect of their obligations under this Indenture or the Senior Notes.

SECTION 12.12. Successors.

              All agreements of the Company in this Indenture and the Senior Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.13. Multiple Originals.

              The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 12.14. Table of Contents; Headings.

              The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written.



                           COMPANY:

                           GREY WOLF, INC.



                           By:/s/  DAVID W. WEHLMANN
                              --------------------------------------------------
                           Name:  David W. Wehlmann
                           Title: Sr. Vice President and Chief Financial Officer



                           GUARANTORS:

                           GREY WOLF DRILLING COMPANY



                           By:/s/ DAVID W. WEHLMANN
                              --------------------------------------------------
                           Name:  David W. Wehlmann
                           Title: Sr. Vice President and Chief Financial Officer



                           GREY WOLF INTERNATIONAL, INC.



                           By:/s/ DAVID W. WEHLMANN
                              --------------------------------------------------
                           Name: David W. Wehlmann
                           Title: Sr. Vice President and Chief Financial Officer



                           DI ENERGY, INC.



                           By: /s/ DAVID W. WEHLMANN
                              --------------------------------------------------
                           Name: David W. Wehlmann
                           Title: Sr. Vice President and Chief Financial Officer

                           MURCO DRILLING CORPORATION



                           By: /s/DAVID W. WEHLMANN
                              --------------------------------------------------
                           Name: David W. Wehlmann
                           Title: Secretary



                           TRUSTEE:

                           CHASE BANK OF TEXAS,
                           NATIONAL ASSOCIATION



                           By:/s/ MAURI J. COWEN
                              --------------------------------------------------
                           Name: Mauri J. Cowen
                           Title: Vice President and Trust Officer

                                                                       EXHIBIT A



                              (Face of Senior Note)

[THIS SENIOR NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE THEREOF.

UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO GREY WOLF, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL NOTE IS EXCHANGEABLE FOR A SENIOR NOTE IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL NOTE OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL NOTE SHALL BE SO TRANSFERABLE, REGISTRABLE, AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE SO REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE SENIOR NOTE.1]


[THIS SENIOR NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE
TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR
BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE

HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER
(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS ACQUIRING THIS SENIOR NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING.](1)




-----------
(1) This paragraph should be removed upon the exchange of Initial Senior Notes for Exchange Notes in the Exchange Offer or upon the registration of Initial Senior Notes pursuant to the terms of the Registration Rights Agreement.

                     8-7/8% Senior Notes due 2007, Series B

                                 GREY WOLF, INC.

No.
CUSIP No. _____________
                                                                    $-----------

                  Grey Wolf, Inc. promises to pay to ___________ or registered assigns, [the principal sum of Seventy-Five Million United States Dollars, or such greater or lesser amount as may from time to time be endorsed on Schedule A hereto](2) on July 1, 2007.

                  Interest Payment Dates: January 1 and July 1
                  Record Dates: December 15 and June 15

                  Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit of this Indenture or be valid or obligatory for any purpose.


--------
(2) This phrase should be included only if the Senior Note is issued in global form.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                    GREY WOLF, INC.



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title
                                         ---------------------------------------


Dated:   May 8, 1998


Certificate of Authentication:
This is one of the Senior Notes
referred to in the within-mentioned
Indenture:

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee


By:
   -------------------------------------------
              Authorized Signatory

                            (Reverse of Senior Note)

                      8-7/8% Senior Note due 2007, Series B

                  Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

                  1. Interest. Grey Wolf, Inc., a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being called the "Company"), promises to pay interest on the principal amount of this Senior Note at 8-7/8% per annum until Maturity and shall pay Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest, if any, and Special Interest, if any, semi-annually in arrears on January 1 and July 1 of each year (each, an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Senior Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 1, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest ("Defaulted Interest"), and Special Interest, if any, (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on the Senior Notes (except Defaulted Interest) and Special Interest, if any, to the Persons who are registered Holders of Senior Notes at the close of business on the December 15 and June 15 immediately preceding the Interest Payment Date (each, a "Record Date"), even if such Senior Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to Defaulted Interest. The Senior Notes will be payable as to principal, premium, interest and Special Interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Special Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Special Interest, if any, on, all Global Notes and all other Senior Notes the Holders of which shall have provided wire transfer instructions to the Company and the Paying Agent prior to the applicable Record Date for such payment. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. In certain situations, the Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Senior Notes under an Indenture dated as of May 8, 1998 (as such may be amended or supplemented, "Indenture") between the Company, the Persons acting as guarantors and named therein (the "Guarantors") and Chase Bank of Texas, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Notes are unsecured obligations of the Company limited to $75,000,000 in aggregate principal amount (subject to Section 2.2 of the Indenture). This Senior Note is one of the Senior Notes referred to in the Indenture.

                  5. Optional Redemption. (a) Except as set forth in clause 5(b) of this Senior Note, the Senior Notes shall not be redeemable at the Company's option prior to July 1, 2002. On or after such date, the Senior Notes shall be redeemable at the option of the Company, in whole at any time or in part from time to time, at the following prices (expressed in percentages of principal amount thereof) if redeemed during the twelve-month period beginning after July 1 of each of the years indicated below, in each case together with interest (and Special Interest, if any) accrued to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest (and Special Interest, if any) due on the relevant Interest Payment Date):



YEAR                                                                    PERCENTAGE
2002.............................................................       104.4375 %
2003.............................................................       102.9580 %
2004.............................................................       101.4792 %
2005 and thereafter..............................................       100.0000 %


              (b) Notwithstanding the provisions of clause (a) of this clause 5, at any time on or before June 27, 2000, the Company may at its option redeem up to a maximum of 30% of the aggregate principal amount of the Senior Notes with the net cash proceeds of one or more Qualified Equity Offerings at a Redemption Price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest (and Special Interest, if any), thereon to the Redemption Date; provided that at least $50,000,000 of the aggregate principal amount of the Senior Notes originally issued shall remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Qualified Equity Offering.

              (c) Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Senior Notes held by a Holder are to be redeemed. Unless the Company defaults in making such redemption payment, on and after the Redemption Date interest (including Special Interest, if any) ceases to accrue on Senior Notes or portions thereof called for redemption.

                  6. Mandatory Redemption. Except as contemplated by clause 7 below, the Company shall not be required to make any mandatory redemption, purchase or sinking fund payments with respect to the Senior Notes prior to the maturity date.

                  7. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase such Holder's Senior Notes in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Special Interest, if any, to the Change of Control Payment Date on the terms described in the Indenture.

                  Within 30 days following any Change of Control, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Senior Notes. The Holder of this Senior Note may elect to have this Senior Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Senior Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Senior Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest (and Special Interest, if any) from and after the Change of Control Purchase Date.

                  (b) Subject to the limitations set forth in the next following paragraph and the Indenture, if at any time the Company or any Subsidiary engages in an Asset Sale as result of which the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall within 30 days thereafter, or at any time after receipt of Excess Proceeds but prior to there being $15,000,000 of Excess Proceeds, the Company may, at its option, make a pro rata offer (an "Asset Sale Offer") to all Holders of Senior Notes and holders of other Senior Debt, if and to the extent the Company is required by the instruments governing such other Senior Debt to make such an offer, to purchase other Senior Notes and such Senior Debt in an aggregate amount equal to the Excess Proceeds, at a price in cash (the "Asset Sale Offer Purchase Price") equal to 100% of the outstanding principal of the Senior Notes plus accrued interest and Special Interest, if any, to the date of purchase and, in the case of such other Senior Debt, 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

         Within 30 days of the date the amount of Excess Proceeds exceeds $15,000,000, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Senior Notes. The Holder of this Senior Note may elect to have this Senior Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Senior Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Offer Purchase Price with respect thereto, all Senior Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Offer Purchase Date.

                  8. Denominations; Transfer and Exchange. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including in certain cases, opinions of counsel) and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

                  9. Persons Deemed Owners. The registered Holder of a Senior Note may be treated as its owner for all purposes.

                  10. Amendment, Supplement and Waiver. With the consent of the holders of not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders; provided that no such supplemental indenture will, without the consent of the Holder of each outstanding Senior Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Senior Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (b) reduce the percentage in principal amount at Stated Maturity of the outstanding Senior Notes, the consent of whose Holders is required for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture, (c) modify the Obligations of the Company to make offers to purchase Senior Notes upon a Change of Control or from the proceeds of Asset Sales, (d) subordinate in right of payment, or otherwise subordinate, the Senior Notes or the Guarantees to any other Indebtedness, (e) amend, supplement or otherwise modify the provisions of the Indenture relating to Guarantees or (f) modify any of the provisions of this clause (except to increase any percentage set forth herein).

                  11. Defaults and Remedies. Under the Indenture, Events of Default include in summary form (i) default in the payment of interest on the Senior Notes when due, continued for 30 days; (ii) default in the payment of principal of (or premium, if any, on) the Senior Notes when due;

(iii) failure to comply with certain of the covenants in the Indenture, including the Change of Control covenant, the Asset Sale covenant and the Restrictive Payments covenant; (iv) failure to perform any other covenant of the Company or any Guarantor in the Indenture, continued for 30 days after written notice as provided in the Indenture; (v) Indebtedness of the Company or any Subsidiary is not paid when due within the applicable grace period, or is accelerated and, in either case, the principal amount of such unpaid Indebtedness exceeds $10,000,000; (vi) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5,000,000 and such judgments or orders are not discharged, waived, appealed, stayed, satisfied or bonded for a period of 60 consecutive days; (vii) certain events of bankruptcy, insolvency or reorganization; or (viii) a Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Guarantee) or a Guarantor denies or disaffirms its obligations under its Guarantee.

         Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at Stated Maturity of the Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders. The Holders of a majority in principal amount at Stated Maturity of the outstanding Senior Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

                  12. Defeasance Prior to Maturity or Redemption. The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the Senior Notes and the Indenture and Guarantees shall cease to be of further effect as to all outstanding Senior Notes (except as to (i) rights of registration of transfer, substitution and exchange of Senior Notes, (ii) the Company's right of optional redemption, (iii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Senior Notes (but not the Change of Control Purchase Price or the Asset Sale Offer Purchase Price) and any rights of the Holders with respect to such amounts, (iv) the rights, obligations and immunities of the Trustee under the Indenture, and (v) certain other specified provisions in the Indenture) or (b) cease to be under any obligation to comply with certain restrictive covenants that are described in the Indenture, after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the Holders, at any time prior to the Stated Maturity of the Senior Notes, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one Business Day before the due date of payment in respect of such Senior Notes, money in an amount, or (C) a combination thereof sufficient to pay and discharge the principal of, premium, if any on, and interest (including Special Interest, if any) on, such Senior Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the Indenture and of such Senior Notes.

                  13. Trustee Dealings with the Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or a Guarantor, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Senior Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

                  15. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SENIOR NOTE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  16. Authentication. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. Additional Rights of Holders of Transfer Restricted Senior Notes. In addition to the rights provided to Holders of Senior Notes under the Indenture, Holders of Transferred Restricted Senior Notes (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Senior Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  20. Indenture Governs. In the event of a conflict between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall govern.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Grey Wolf, Inc.
                  10370 Richmond Avenue
                  Suite 600
                  Houston, Texas  77042
                  Telephone No.: (713) 435-6100

                  Attention: Chief Financial Officer
                  Telephone No.: (713) 435-6100
                  Telecopier No.: (713) 435-6171

                                    GUARANTEE

         Subject to the limitations set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in this Senior Note and each hereinafter referred to as a "Guarantor," which term includes any successor or additional Guarantor under the Indenture) have jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest (and Special Interest, if any), on the Senior Notes, whether at Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, (and Special Interest, if any), on the Senior Notes to the extent lawful, (c) the due and punctual performance of all other Obligations of the Company and the Guarantors to the Holders under the Indenture and the Senior Notes and (d) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise.

         Payment on each Senior Note is guaranteed, jointly and severally, by the Guarantors pursuant to Article 11 of the Indenture and reference is made to such Indenture for the precise terms of the Guarantees.

         The Obligations of each Guarantor are limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under the Indenture, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable federal or state law or not otherwise being void, voidable or unenforceable under any applicable bankruptcy, reorganization, receivership, liquidation or other similar legislation or legal principles under any applicable federal law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

         Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

         The Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions in the Indenture.



                                         GREY WOLF DRILLING COMPANY


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



                                         GREY WOLF INTERNATIONAL, INC.



                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         DI ENERGY, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         MURCO DRILLING CORPORATION



                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                 ASSIGNMENT FORM


To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to

-------------------------------------------------------------------------------
             (Insert assignee's Social Senior Note or tax I.D. no.)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

------------------------------------------------------------------------------


------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------------
to transfer this Senior Note on the books of the Company or the agent appointed by the Company to maintain such books. The agent appointed hereby may substitute another to act for him.

-------------------------------------------------------------------------------


Date:
     -------------------------
                                 Your signature: ______________________________
                                    (Sign exactly as your name appears on
                                         the face of this Senior Note)


Signature Guarantee:

                       Option of Holder to Elect Purchase


                  If you want to elect to have this Senior Note purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, check the box below:

                       Section 4.7                        Section 4.9

                  If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 4.7 or Section 4.9 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000): $__________________

Date:                                        Your Signature:
-----------------------------
                                             (Sign exactly as your name appears
                                             on the Senior Note)

                                             Social Senior Note or
                                             Tax Identification No.:
                                                                    ------------


Signature Guarantee:

                                   SCHEDULE A

                 CHANGES IN PRINCIPAL AMOUNT OF SENIOR NOTE(3)

                  The following changes in the principal amount of this Global Note have been recorded:




                                                                        Principal Amount of this
                         Amount of decrease in   Amount of increase in        Global Note            Signature of
                          Principal Amount of     Principal Amount of   following such decrease   authorized officer
  Date of Transaction      this Global Note        this Global Note          (or increase)         of Trustee
---------------------- ------------------------------------------------ ----------------------- -------------

















--------
(3) This should be included only if the Senior Note is issued in global form.

                                                                     EXHIBIT B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                FROM U.S. GLOBAL NOTE TO REGULATION S GLOBAL NOTE
                (Pursuant to Section 2.6(a)(1) of the Indenture)

Chase Bank of Texas, National Association
600 Travis
Houston, Texas  77002
Attention:  Corporate Trust Administration

                  Re: 8-7/8% Senior Notes due 2007, Series B of Grey Wolf, Inc.

                  Reference is hereby made to the Indenture, dated as of May 8, 1998 (the "Indenture"), between Grey Wolf, Inc. (the "Company"), the Persons acting as guarantors and named therein (the "Guarantors") and Chase Bank of Texas, National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to U.S.$___________ principal amount of Senior Notes which are evidenced by one or more U.S. Global Notes and held with the Depository in the name of _____________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Senior Notes to a Person who will take delivery thereof in the form of an equal principal amount of Senior Notes evidenced by one or more Regulation S Global Notes, which amount, immediately after such transfer, is to be held with the Depository through Euroclear or Cedel or both.

                  In connection with such request and in respect of such Senior Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

                  (1) The offer of the Senior Notes was not made to a person in the United States and, if the 40-day restricted period has not yet expired and the Transferor is a dealer (as defined in Section 2(12) of the Securities Act), or a person receiving a selling concession, fee or other remuneration in respect of the Senior Notes being sold (collectively, "Dealers"), (i) neither the Transferor or any person acting on its behalf knows that the transferee is a U.S. person and (ii) if the Transferor or any person acting on its behalf knows that the transferee is a Dealer, the Transferor or person acting on its behalf has sent a confirmation or other notice to the transferee stating that the Senior Notes may be offered or sold during the 40-day restricted period only in accordance with the provisions of Regulation S, pursuant to registration under the

                                      B-1-1

                           Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act;

                  (2)      either:

                           (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                           (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

                  (4) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act; and

                  (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depository through Euroclear or Cedel or both.

                  Upon giving effect to this request to exchange a beneficial interest in a U.S. Global Note for a beneficial interest in a Regulation S Global Note. The resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Senior Notes, the additional restrictions applicable to transfers of interest in the Regulation S Global Note.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers, Inc. and Prudential Securities Incorporated (collectively, the Initial Purchasers"), the Initial Purchasers of such Senior Notes being transferred. We acknowledge that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                                      B-1-2

                                              [Insert Name of Transferor]

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------
Dated:
      -------------------------------
cc:      Grey Wolf, Inc.
         Initial Purchasers


                                      B-1-3

                                                                     EXHIBIT B-2


          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                FROM REGULATION S GLOBAL NOTE TO U.S. GLOBAL NOTE
                (Pursuant to Section 2.6(a)(ii) of the Indenture)


Chase Bank of Texas, National Association
600 Travis
Houston, Texas 77002
Attention:  Corporate Trust Administration

                  Re: 8-7/8%  Senior Notes due 2007, Series B of Grey Wolf, Inc.

                  Reference is hereby made to the Indenture dated as of May 8, 1998 (the "Indenture"), between Grey Wolf, Inc. (the "Company"), the Persons acting as guarantors and named therein (the "Guarantors") and Chase Bank of Texas, National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to $____________ principal amount of Senior Notes which are evidenced by one or more Regulation S Global Notes and held with the Depository through Euroclear or Cedel in the name of _________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Senior Notes to a Person who will take delivery thereof in the form of an equal principal amount of Senior Notes evidenced by one or more U.S.
Global Notes, to be held with the Depository.

                  In connection with such request and in respect of such Senior Notes, the Transferor hereby certifies that:

                                   [CHECK ONE]

[  ]     such transfer is being effected pursuant to and in accordance with Rule
         144A under the United States Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Transferor hereby further certifies that the Senior Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Senior Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      B-2-1
                                       or

[  ]     such transfer is being effected in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                       or

[  ]     such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

[  ]     such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Senior Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Senior Notes are being transferred in compliance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.

                  Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in U.S. Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to U.S. Global Notes pursuant to the Indenture and the Securities Act.


                                      B-2-2

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporations, Lehman Brothers, Inc. and Prudential Securities Incorporated (collectively, the "Initial Purchasers"), the Initial Purchasers of such Senior Notes being transferred. We acknowledge that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                      [Insert Name of Transferor]



                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

Dated:
      --------------------------

cc:      Grey Wolf, Inc.
         Initial Purchasers


                                      B-2-3

                                                                     EXHIBIT B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                           OF DEFINITIVE SENIOR NOTES
                  (Pursuant to Section 2.6(b) of the Indenture)



Chase Bank of Texas, National Association
600 Travis
Houston, Texas  77002
Attention:  Corporate Trust Administration

                  Re: 8-7/8% Senior Notes due 2007, Series B of Grey Wolf, Inc.

                  Reference is hereby made to the Indenture dated as of May 8, 1998 (the "Indenture"), between Grey Wolf, Inc. (the "Company"), the Persons acting as guarantors and named therein (the "Guarantors") and Chase Bank of Texas, National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This relates to $_________ principal amount of Senior Notes which are evidenced by one or more Certificated Senior Notes in the name of ______________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificated Senior Note(s) in the form of an equal principal amount of Senior Notes evidenced by one or more Certificated Senior Notes, to be delivered to the Transferor or, in the case of a transfer of such Senior Notes, to such Person as the Transferor instructs the Trustee.

                  In connection with such request and in respect of the Senior Notes surrendered to the Trustee herewith for exchange (the "Surrendered Senior Notes"), the Holder of such Surrendered Senior Notes hereby certifies that:

                                   [CHECK ONE]

[  ]     the Surrendered Senior Notes are being acquired for the Transferor's own account, without transfer;

                                       or

[  ]     the Surrendered Senior Notes are being transferred to the Company;

                                       or

[  ]     the Surrendered Senior Notes are being transferred pursuant to and in accordance with Rule

                                      B-3-1

         144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Senior Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Senior Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

[  ]     the Surrendered Senior Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[  ]     the Surrendered Senior Notes are being transferred in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                       or


[  ]     the Surrendered Senior Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[  ]     such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Senior Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Senior Notes are being transferred in compliance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers, Inc. and Prudential Securities Incorporated (collectively, the "Initial Purchasers"), the Initial Purchasers of such Senior Notes being transferred. We acknowledge that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth

                                      B-3-2
herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                         [Insert Name of Transferor]



                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------
Dated:
      -------------------------------
cc:      Grey Wolf, Inc.
         Initial Purchasers


                                      B-3-3

                                                                     EXHIBIT B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                      FROM U.S. GLOBAL NOTE OR REGULATION S
                              PERMANENT GLOBAL NOTE
                            TO DEFINITIVE SENIOR NOTE
                  (Pursuant to Section 2.6(c) of the Indenture)



Chase Bank of Texas, National Association
600 Travis
Houston, Texas  77002
Attention:  Corporate Trust Administration

                  Re: 8-7/8%  Senior Notes due 2007, Series B of Grey Wolf, Inc.

                  Reference is hereby made to the Indenture dated as of May 8, 1998 (the "Indenture"), between Grey Wolf, Inc. (the "Company"), the Persons acting as guarantors and named therein (the "Guarantors") and Chase Bank of Texas, National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to $_____________ principal amount of Senior Notes which are evidenced by a beneficial interest in one or more U.S. Global Notes or Regulation S Global Notes in the name of __________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Senior Notes evidenced by one or more Certificated Senior Notes, to be delivered to the Transferor or, in the case of a transfer of such Senior Notes, to such Person as the Transferor instructs the Trustee.

                  In connection with such request and in respect of the Senior Notes surrendered to the Trustee herewith for exchange (the "Surrendered Senior Notes"), the Holder of such surrendered Senior Notes hereby certifies that:

                                   [CHECK ONE]

[  ]     the Surrendered Senior Notes are being transferred to the beneficial owner of such Senior Notes;

                                       or

[   ]     the Surrendered Senior Notes are being transferred pursuant to and in accordance

                                      B-4-1
         with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Senior Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Senior Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

[  ]     the Surrendered Senior Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[  ]     such transfer is being effected in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                       or

[  ]     the Surrendered Senior Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[  ]     the Surrendered Senior Notes are being transferred pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Senior Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Senior Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers, Inc. and Prudential Securities Incorporated (collectively, the "Initial Purchasers"), the Initial Purchasers of such Senior Notes being transferred. We acknowledge

                                      B-4-2
that you, the Company and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                            [Insert Name of Transferor]




                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

Dated:
      ----------------------------
cc:      Grey Wolf, Inc.
         Initial Purchasers

                                      B-4-3

                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE



         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______________, among [GUARANTOR] (the "New Guarantor"), a subsidiary of Grey Wolf, Inc. (or its successor), a Texas corporation (the "Company"), GREY WOLF, INC., the Guarantors (the "Existing Guarantors") under the Indenture referred to below, and Chase Bank of Texas, National Association, a national banking association, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

         WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of _______________, providing for the issuance of an aggregate principal amount of $75,000,000 of 8-7/8% Senior Notes due 2007 (the "Senior Notes");

         WHEREAS Section 11.8 of the Indenture provides that the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall jointly and severally and unconditionally and irrevocably guarantee all of the Company's Obligations under the Senior Notes and the Indenture pursuant to a Guarantee contained in the Indenture on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 10.1 of the Indenture, the Trustee, the Company and Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Senior Notes as follows:

         1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally and unconditionally and irrevocably, with all other Guarantors, to guarantee the Company's

Obligations under the Senior Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Senior Notes.

         3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Senior Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                 [NEW GUARANTOR]



                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 GREY WOLF, INC.



                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 [ALL EXISTING GUARANTORS]



                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 CHASE BANK OF TEXAS,
                                 NATIONAL ASSOCIATION
                                 as Trustee

                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------